LEASE AGREEMENT

BETWEEN

LEGACY PAVILION, LLC

AS LANDLORD

AND

DIASPORA FOODS INTERNATIONAL, LLC

AS TENANT

for premises in

250 Park Avenue West

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made as of the 18th day of August, 2014, by and between **LEGACY PAVILION, LLC**, a Georgia limited liability company ("Landlord"), and **DIASPORA FOODS INTERNATIONAL, LLC**, a Georgia limited liability company ("Tenant").

W I T N E S S E T H:

ARTICLE I
BASIC DATA

Section 1.1 Basic Data. The following sets forth basic data hereinafter referred to in this Lease, and, where appropriate, constitutes definitions of the terms hereinafter listed.

(a)	Tenant:	Diaspora Foods International, LLC
	Mailing Address of the Tenant:	4480-H South Cobb Dr Se Suite 320 Smyrna GA 30080 Attn: Marvin Woods
	Tenant's Notice Address:	4480-H South Cobb Dr Se Suite 320 Smyrna GA 30080 Attn: Marvin Woods
	With simultaneous notice to:	McKenna Long & Aldridge LLP 303 Peachtree Street Suite 5300 Atlanta, Georgia 30308 Attn: Sharon A. Gay, Esq.
	Trade Name:	Asante Restaurant
(b)	Landlord:	Legacy Pavilion, LLC
	Landlord's Notice Address:	℅ Legacy Property Group LLC 300 Marietta Street, NW Suite 304 Atlanta, GA 30313 Attn: David D. Marvin
	With simultaneous notice to:	Carlton Fields Jorden Burt, P.A. 1201 W. Peachtree Street Suite 3000 Atlanta, Georgia 30309 Attn: W. Gregory Null, Esq.

(c) Term: Thirty (30) full calendar months commencing on the "Commencement Date" (as hereinafter defined) and expiring on the last day of the month which is thirty (30) full calendar months from the Commencement Date (the "Expiration Date").

(d) [INTENTIONALLY DELETED].

(e) Minimum Rent: From the Commencement Date through the Expiration Date, the sum of $62,470.00 per Lease Year ($5,205.83 per calendar month). Minimum Rent shall be proportionately adjusted for any partial month within the Term.

(f) Percentage Rent: 8% of annual Gross Sales in excess of the Breakpoint (hereinafter defined). Percentage Rent shall be calculated and paid and set forth in Article VI. As used herein, the "Breakpoint" shall mean the sum of $780,875.00 per Lease Year. The Breakpoint will be proportionately adjusted for any partial Lease Year within the Term. In the event that Tenant is entitled to exercise and timely exercises the renewal option described in the Rider to Lease attached hereto, Tenant shall pay Percentage Rent on the basis described in the Rider to Lease and the "Breakpoint" shall not be applicable during the term of the renewal option.

(g) [INTENTIONALLY DELETED].

(h) Tenant Improvement Allowance: $25,000.00.

(i) [INTENTIONALLY DELETED].

(j) [INTENTIONALLY DELETED].

(k) Permitted Use: Subject to Section 11.1, the Premises shall be used solely for the operation of a full service restaurant substantially in accordance with the menu attached hereto as Exhibit "M" ("Tenant's Menu"), including as incidental thereto the sale of beer, wine and other alcoholic beverages and live music performances (subject to the rules and regulations promulgated by Landlord from time to time with respect thereto), and for no other use or purpose. Tenant shall be entitled to make minor variations to Tenant's Menu in connection with future refinements of its restaurant concept, so long as such concept remains substantially consistent with the concept contemplated by the Tenant's Menu attached hereto.

(l) Guarantor: collectively, Marvin Woods, Gregory Wilson and Eddie Bridgeman.

(m) Security Deposit: $10,000.00

(n) Prepaid Rent: $9,370.50, which represents the Minimum Rent and Tenant's Proportionate Share of Taxes and Common Area Maintenance Expenses for the first (1st) full calendar month following the Rent Commencement Date.

(o) Rent Payment Address: c/o Legacy Property Group, LLC, 300 Marietta Street, NW, Suite 304, Atlanta, Georgia 30313.

(p) Landlord's Broker: None.

(q) Tenant's Broker: None.

(r) Master Developer: Legacy Property Group, LLC

(s) Estimate of Tenant's monthly Taxes for the 2014 calendar year: $1,837.66.

(t) Estimate of Tenant's monthly Common Area Maintenance Expenses for the 2014 calendar year: $2,327.01.

(u) EXHIBITS

Exhibit "A"	Legal Description for Property
Exhibit "B"	Building Plan with Premises Noted
Exhibit "C"	Premises
Exhibit "D"	[RESERVED]
Exhibit "E"	Handbook for Landlord's and Tenant's Work
Exhibit "F"	Rules and Regulations
Exhibit "G"	Form of Guaranty
Exhibit "H"	Permitted, Restricted and Exclusive Use Provisions
Exhibit "I"	Form SNDA
Exhibit "J"	Form Estoppel
Exhibit "K"	Lease Term Declaration
Exhibit "L"	FF&E
Exhibit "M"	Tenant's Menu

Section 1.2 Defined Terms.

(a) "Affiliate" shall mean, with respect to a specified Person (as defined below) (i) In the case of an individual, any ancestor of such individual, any descendant of such individual's grandparents, any spouse of such individual, or any spouse of such ancestors and descendants, (ii) any officer, director, trustee, partner, manager, employee, or holder of any voting securities of or equity interest in such Person; (iii) any corporation, partnership, limited liability company, trust, estate, or other entity controlling, controlled by, or under common control with such Person; or (iv) any officer, director, trustee, partner, manager, employee, executor, or holder of any outstanding voting securities or equity interest of any corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or other entity or enterprise controlling, controlled by, or under common control with such Person. As used herein, "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity or enterprise.

(b) "Commencement Date" shall mean the earlier of (i) ninety (90) days from the Delivery Date, or (ii) the date on which Tenant opens the Premises for business with the public. Notwithstanding anything in the Lease to the contrary, Tenant shall not be obligated to pay Minimum Rent until the Rent Commencement Date, but Tenant shall pay all Common Area Maintenance Expenses and Taxes as of the Commencement Date.

(c) "Common Area Maintenance Expenses" means all costs and expenses of every kind and nature paid or incurred by Landlord, or for which Landlord is obligated, related to the maintenance, operation, repair and replacement of the Common Areas during each Lease Year as billed by the Association (hereafter defined) for the Commercial Units, (including all Limited Common Elements) pursuant to the original Master Declaration, plus an amount equal to ten percent (10%) of the total of all of the foregoing costs and expenses billed to Tenant as Landlord's administrative fee. Notwithstanding the foregoing, the Common Area Maintenance Expenses shall not include, and Tenant shall not pay: a) the original capital costs of the Property Land or the Property and the original equipment serving the same; b) any costs or expenses in the nature of ground rent (or similar costs) or financing costs for

the Property Land or any portion thereof; c) the capital costs of any improvements, replacements, additions and alterations of the Common Areas or any other capital expenditures, other than those permitted hereinbelow; d) any costs incurred solely for the benefit of one or more other occupants of the Property; e) any expense for which Landlord is entitled to be reimbursed by a third party (including another tenant) or from insurance proceeds; and (g) any costs incurred by Landlord to assess, remove or remediate any Hazardous Materials or to cure any Hazardous Materials violation. For the avoidance of doubt, the Common Area Charges do not include any Taxes. If, during the Term, Landlord incurs any cost in making any improvement, replacement, addition or alteration of the Common Areas that is not fully deductible as an expense in the year incurred under generally accepted accounting principles (each, a "Chargeable Improvement"), the total cost incurred by Landlord in making the Chargeable Improvement shall be amortized on a straight-line basis over the useful life of the Chargeable Improvement, as reasonably determined by Landlord and for each calendar year during the Term, only the annual amortization amount for any Chargeable Improvements may be included in the Common Area Maintenance Expenses for such calendar year. No improvement, replacement, addition or alteration designed to benefit specific tenants of the Property shall qualify as a Chargeable Improvement.

(d) "Common Area(s)" means without limitation, the ground level exterior façade of the Property, the exterior storefront of the Premises, exterior awnings not exclusively serving the premises of any other tenant or owner, pedestrian sidewalks and bridges, loading docks, delivery areas, pedestrian courts, elevators and escalators, stairs not contained in leased areas, public restrooms and comfort stations, if any, service areas, fire, service and exit corridors, passageways, landscaped areas, planter boxes, berms and all other areas or improvements in and immediately around the Property which may be provided for the convenience and use of all of the occupants and tenants of the Property and their respective agents, employees, customers, invitees, and the licensees and invitees of Landlord.

(e) "Declaration" means the Master Declaration and any other declarations affecting the Property collectively, whether referred to herein or therein, each of which is or will be recorded in the records of the Clerk of the Superior Court of Fulton County, Georgia.

(f) "Default Rate" means twelve percent (12%) per annum or the legally permissible maximum pursuant to applicable laws, whichever is less.

(g) "Delivery Date" means the date the Premises is tendered to Tenant, which date is anticipated to occur simultaneously with the Effective Date.

(h) "Design Criteria" means those design specifications set forth in Schedule "2" to Exhibit "E" attached hereto.

(i) [INTENTIONALLY DELETED].

(j) [INTENTIONALLY DELETED].

(k) "Effective Date" means the date upon which this Lease shall have been executed by both parties and physically delivered by Landlord to Tenant.

(l) "Fixturing Period" shall mean the period commencing on the Delivery Date and ending on the Commencement Date.

(m) "Gross Leasable Area" means the number of square feet of enclosed floor area intended for the exclusive use by a tenant and its customers, whether or not actually occupied. Gross Leasable Area shall not include: (i) outside selling areas which are not heated or air conditioned, including the Exterior Area; (ii) loading docks and truck ramps; (iii) parking structures below or above grade; (iv) rooftop mechanical structures; (v) elevator shafts; and (vi) lobbies, entrance areas, general pedestrian walkways, and other Common Areas not intended to be leased to tenants for use as retail space. Gross Leasable Area shall be measured from the outside of the exterior (non-shared demising walls) walls to the centerline of the interior demising walls.

(n) "Gross Sales" means the dollar aggregate of: (i) the sales prices of all goods, wares and merchandise sold, and the charges for all services performed by the Tenant at, in, on or from the Premises, whether made for cash, in credit, or otherwise without reserve or deduction for inability or failure to collect, including but not limited to such sales and services (1) where the orders therefor originate at and are accepted by the Tenant in the Premises but delivery or performance thereof is made from or at any place other than the Premises (including without limitation off-site catering and delivery), (2) pursuant to mail, telegraph, telephone, computer, internet or other similar orders received or filled at or from the Premises (except for those used in the non-sales area of the Premises exclusively by Tenant's employees), (3) by means of mechanical and other vending devices in the Premises, (4) as a result of transactions originating upon the Premises, or (5) which the Tenant in the normal and customary course of its operations would credit or attribute to its business upon the Premises, or any part or parts thereof; and (b) all revenues, moneys or other things of value received by the Tenant from its operations at, in, on or from the Premises which are not expressly excluded from Gross Sales by the other provisions of this definition. The phrase "Gross Sales" also shall include such Gross Sales made by any sublessee, concessionaire, licensee or otherwise at, in, on or from the Premises; and such Gross Sales made by sublessees, concessionaires, licensees, or otherwise, shall be included in the reports provided for in this Lease (but the foregoing shall not be construed to give the Tenant the right to sublease, concession or license, which right shall be governed by the provisions of ARTICLE XI hereof).

(o) "Gross Sales" shall not include (i) the exchange of merchandise between stores and/or warehouses of the Tenant where such exchanges are made solely for the convenient operation of the Tenant's business and not for the purpose of consummating a sale which has theretofore been made at, in, on or from the Premises and/or for the purpose of depriving the Landlord of the benefit of a sale which otherwise would have been made at, in, on or from the

Premises, or (ii) returns to shippers or manufacturers, or (iii) any sale of fixtures or equipment, not in the regular course of business, after use thereof in the conduct of the Tenant's business in the Premises, or (iv) charges imposed by the Tenant on customers of the Premises for delivery of merchandise sold from the Premises, which charges are separately stated on the Tenant's sales slips, or (v) the proceeds of property insurance received by the Tenant for loss or damage to the Tenant's merchandise or equipment while located in the Premises, (vi) the proceeds received by the Tenant of bona fide, close-out bulk sales to jobbers at or below the Tenant's costs, where the items so sold are removed from and not thereafter sold to the public from the Premises (but this exclusion shall not be construed to permit any such sales in violation of the provisions contained in Section 10.2 or elsewhere herein); (vii) amounts received from lottery ticket sales other than commissions (which shall be a part of Gross Sales); or (viii) amounts generated by an ATM machine other than fees or commissions earned by or paid to Tenant (which shall be a part of Gross Sales). Further, there shall be deducted from Gross Sales (x) cash or credit refunds made upon transactions included within Gross Sales, not exceeding the selling price of merchandise purchased at the Premises and returned by the purchaser to the Premises and accepted by the Tenant, and (y) the amount of any city, county, state or federal sales, luxury, or excise or value added tax on such sales which is both added to the selling price or absorbed therein, and paid to the taxing authority by the Tenant.

(p) [INTENTIONALLY DELETED].

(q) "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State in which the Property is located or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Act (33 U.S.C. Sec. 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. Sec. 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq. (42 U.S.C. Sec. 6901) ("CERCLA"), (iv) asbestos or asbestos containing material, (v) petroleum and petroleum-based products, (vi) urea formaldehyde foam insulation, (vii) polychlorinated byphenyls (PCBs), and (viii) freon and other chlorofluorocarbons.

(r) [INTENTIONALLY DELETED].

(s) "Lease Year" means the twelve month periods during the Lease Term from January 1 through December 31 (a "Lease Year"). However, the first Lease Year shall run from the Commencement Date of the Lease through the 31st day of December immediately following; and the last Lease Year shall run from the previous January 1 through the date of the expiration or earlier termination of the Term.

(t) "Limited Common Elements" shall have the same meaning as set forth in the Master Declaration.

(u) "Master Declaration" means the Declaration of Condominium for Central Park West Condominium, and all amendments or modifications thereto, recorded at Deed Book 32731, Page 447, Fulton County, Georgia records. The Master Declaration shall include all recorded instruments relating to the Property and recorded in the Plat books or Condominium Floor Plan books of Fulton County, Georgia.

(v) "Premises" means that portion of Property which is outlined in green on Exhibit "C", hereto attached. The Premises shall consist of a two (2) levels. The Premises is deemed to contain 6,247 of Gross Leasable Area (3,194 sq. ft. on the lower level and 3,053 sq. ft. on the upper level) and known as Condominium Unit 104 and Retail Suite Number 106 of Central Park West Condominium. Subject to the provisions of Section 2.4, the Premises shall include a 1,022 square foot area for outside seating, the approximate boundaries of which are shown labeled as the "Terrace" on page 2 of Exhibit "C" (the "Exterior Area"); provided, however, that the Exterior Area shall not be deemed to be a part of the Premises for purposes of determining Rent, Additional Rent and Tenant's Proportionate Share and payments of Taxes and Common Area Maintenance Expenses. Subject to the provisions of Rider No. 3, Tenant shall have a license to use "Storage Area" (as defined therein); provided, however, that the Storage Area shall be deemed to be a part of the Premises for all purposes under this Lease except for purposes of determining Rent, Additional Rent, and Tenant's Proportionate Share and payments of Taxes and Common Area Maintenance Expenses.

(w) "Property" means the building known as 250 Park Avenue West, constructed, or to be constructed by Landlord on the Property Land.

(x) "Property Land" means that certain real property described on Exhibit "A" attached hereto and by this reference made a part hereof.

(y) "Proportionate Share" means the proportion which the number of square feet of Gross Leasable Area in the Premises contained within the lower and upper levels of the Property (i.e., excluding the portions of the Premises constituting the outdoor seating/patio area, and further excluding the Storage Area) bears to the total square footage of Gross Leasable Area of the commercial spaces of the Property; provided, however, (i) if any buildings in the Property (and any land appurtenant thereto) are separately assessed for Taxes, at Landlord's option, the Taxes relating thereto shall not be deemed "Taxes" hereunder and in such event, the Gross Leasable Area of such separately assessed building(s) or premises shall not be included within the denominator of such fraction, and (ii) if the Premises are separately assessed for Taxes, Tenant's Proportionate Share of such separately assessed Taxes shall be deemed to be 100%. As used herein, the Gross Leasable Area in effect for the whole of any calendar year shall be the average of the Gross Leasable Area in effect on the first (1st) day of each month in such calendar year.

(z) [INTENTIONALLY DELETED].

(aa) "Rent" means Minimum Rent, Percentage Rent, Taxes, Common Area Maintenance Expenses, utility charges, and all other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered into in connection herewith.

(bb) "Rent Commencement Date" means the date that is ninety (90) days after the Delivery Date.

(cc) [INTENTIONALLY DELETED].

(dd) "Taxes" means (i) all general and special taxes and assessments, including existing and future assessments for road, sewer, utility and other local improvements, and other governmental fees and/or charges which may be lawfully charged, assessed, or imposed upon all or any portion of the land and/or improvements constituting the Property, (ii) the Property's share under the Declarations of ad valorem real and personal property taxes assessed against the Common Areas (as such terms or similar terms are defined or used in the various Declarations) which are owned by the associations created under the various Declarations to the extent such taxes are not otherwise assessed as "common expenses" under such Declarations, (iii) any form of assessment, special assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including without limitation, any city, county, state or Federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district or any other agency or other public body, whether or not consented to or joined in by Landlord and whether or not retroactive, payable by Landlord thereof as against the land and improvements comprising, or any legal or equitable interest of Landlord in, the Property, and (iv) if Landlord contests any Taxes or assessed valuation(s), the cost and expense of consultation services incurred in evaluating and contesting such Taxes or assessed valuation(s). If, due to a future change in the method of taxation, any tax, excise or assessment shall be levied or assessed against Landlord, directly or indirectly, in lieu of, in substitution for or as a supplement to any present Taxes or future (real estate or personal property) tax, in whole or in part, such tax, excise or assessment shall constitute Taxes. Taxes do not, however, include Landlord's federal, state or city income, franchise, inheritance or estate taxes.

(ee) "Tenant's Work" means all of the work set forth in Exhibit "E" as "Tenant's Work".

(ff) "Utility Services" shall be deemed to include any and all utilities, utility services including, without limitation, all electricity, gas, heat, condenser water, sewer, telephone, satellite, cable, internet and other utilities, telecommunication services and technologies now existing or hereafter developed in the future.

ARTICLE II
PREMISES

Section 2.1 Grant and Demise. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises, upon and subject to the terms and provisions of this Lease. Tenant acknowledges that the exterior walls, roof and the area above and beneath the Premises are not demised hereunder and Landlord reserves the right to place, replace, maintain and repair the area above any dropped ceiling (and if not dropped ceiling, within four (4) feet of the ceiling) and/or below the finished floor in the Premises (in such manner as to reduce to a minimum the interference with the Tenant's use of the Premises) utility lines, pipes, and the like, to serve premises other than the Premises. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease. It is expressly agreed that under this Lease Tenant shall be granted a usufruct only in the Premises, and not a leasehold or other estate in land, and that Tenant's interest hereunder is not subject to levy, execution and sale and, except as otherwise expressly provided herein, is not assignable except with Landlord's prior written consent.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, subject to Tenant's right of quiet enjoyment, at any time and from time to time, without notice to or consent of Tenant, and without in any manner diminishing Tenant's obligations under this Lease to make alterations or additions to, and build additional stories on the building in which the Premises are located and to build adjoining the same, to construct other buildings and improvements of any type in the Property or the Common Areas, or any part thereof, including the right to locate, and/or erect thereon permanent or temporary kiosks and structures, to enlarge the Property, and to make alterations therein or additions thereto, to build adjoining thereto, to change the size, location, elevation and nature of any of the stores in the Property or the common areas, or any part thereof and to modify, eliminate and/or add any tenant, except as otherwise restricted herein. In the event Landlord elects to enlarge the Property, or any part thereof, any additional area may be included by Landlord in the definition of the Property for purposes of this Lease. Tenant shall have no rights relative to the Project except as to the Premises and the Property, and then only as expressly provided herein.

Section 2.2 Restrictions and Declarations. This Lease and the Premises are subject to all applicable building restrictions, planning and zoning ordinances, and governmental rules and regulations. The Lease and the Premises shall be automatically subject and subordinate to all encumbrances, covenants, restrictions, easements and agreements now or hereafter affecting the Property, including, without limitation, those covenants, restrictions, easements and agreements set forth in the Declarations. Tenant hereby agrees not to violate or cause any violation of any of the provisions of the Declarations and indemnifies, defends and holds harmless Landlord against any claims, actions, liabilities and expenses (including without limitation, attorney's fees and expenses) arising or incurred with respect to any violation of the Declarations by or caused by Tenant. Tenant agrees, upon thirty (30) days written request of Landlord, to execute a document reasonably required or requested by Landlord to evidence the subordination of the Lease and the Premises to the Declarations.

Section 2.3 Determination of GLA. Excepting the addition of area to the Premises or a mezzanine, the Gross Leasable Area of the Premises as indicated in Section 2.1 is deemed final and no adjustments shall be made for future re-measurements.

Section 2.4 Exterior Area. Subject to the approval by the applicable governmental authorities, and subject to any requirements of applicable law, if and where permitted by Landlord, Tenant may utilize the Exterior Area for outdoor seating and service of its patrons, provided Tenant complies with the Declaration and the following conditions during the Term:

(i) The number, location, design, style, material, and color of the outdoor furnishings (and any modifications thereto) shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld.

(ii) Tenant shall keep the outdoor furniture clean and in good condition and repair and Tenant shall, at Tenant's sole cost, be solely responsible for all maintenance, repair, replacement, cleaning, and security of such furniture.

(iii) Tenant shall keep the Exterior Area clean of any debris and trash arising from Tenant's or Tenant's customers' use of the Exterior Area, such cleaning shall be completed hourly and at the end of each day that the Exterior Area is used, and at such other times as is reasonably necessary and appropriate to maintain a first class standard of operation.

(iv) Tenant shall remove any tabletop umbrellas and secure the tables and chairs and other exterior furnishings with a cable at the end of each day or earlier in the event of hazardous outdoor conditions including foul weather or other dangerous conditions, and shall store the umbrellas in the interior non-retail portion of the Premises or in such other location and in such manner as Landlord in its reasonable discretion approves. Tenant is responsible for damage and theft to any such exterior furnishings, whether owned by Landlord or Tenant.

(v) Tenant shall not permit any excessive noise or nuisance in the Exterior Area. Tenant shall comply with such reasonable additional rules and directives as Landlord may from time to time issue with respect to the Exterior Area. Should the reasonable additional rules and directives conflict with this Lease Agreement, the terms and conditions contained herein shall prevail.

(vi) Tenant shall not encroach upon any neighboring tenant's enjoyment of their storefront area or unreasonably impede pedestrian traffic circulating outside the Building.

Except for calculation of Rent and other charges, for all purposes under this Lease, including insurance and indemnity obligations, the Exterior Area shall be deemed included in the Premises. Notwithstanding the foregoing, the Gross Sales generated in or from the Exterior Area shall be included in the Tenant's Gross Sales generated from the Premises.

Tenant shall, at its expense, continuously maintain the Exterior Area throughout its hours of operation in a clean and orderly condition for the entire Lease Term. In the event that Tenant fails to comply with its maintenance obligations hereunder with respect to the Exterior Area, Landlord may, upon three (3) days prior written notice, perform such maintenance and Tenant shall reimburse Landlord the actual cost thereof together with Tenant's next payment of Rent due and payable hereunder. Tenant hereby releases Landlord from any loss, cost, damage, liability, or expense, including reasonable attorney's fees and litigation costs ever suffered or incurred by Landlord as a result of, in connection with, or in any way related to Tenant's utilization of the Exterior Area and agrees and confirms that Tenant's indemnification of Landlord contained in Section 13.1, and Tenant's insurance obligations contained in Section 15.2 hereof shall specifically apply to Tenant's use and operation of the Exterior Area. Tenant's license to utilize the Exterior Area shall be revocable, at any time, in the event that Landlord determines, in its reasonable business judgment, (a) that furniture, trade fixtures, and apparatus used by Tenant on the Exterior Area are in disrepair and do not project a first class appearance; that Tenant has failed to continuously keep the Exterior Area "bussed", in a sanitary condition, and clean and free of debris, refuse, and pests; or that Tenant has failed to maintain the Exterior Area, consistent with Tenant's maintenance and cleaning obligations under this Lease with respect to the exterior of the Premises; or (b) that Tenant permits or fails to prevent inappropriate behavior on the Exterior Area; or (c) that Tenant's use of the Exterior Area presents a security or property risk to Landlord or to any other tenant or occupant in the Building, or other employees, invitees, guests or licensees; or (d) that Tenant is otherwise violating the quiet enjoyment of any other tenant or occupant in the Building, and Tenant fails to promptly cure any such condition under (a) through (d) above, following written notice from Landlord. In the event that Tenant fails to promptly cure such condition, Landlord may, in addition to electing to immediately revoke Tenant's license to use the Exterior Area, Landlord may treat such failure as a default under Article XIX hereof, or cure said condition, and Tenant shall immediately reimburse Landlord for the cost of such cure upon demand.

ARTICLE III
TERM

Section 3.1 Grant. **TO HAVE AND TO HOLD** the Premises unto the Tenant for the Term specified in Section 1.1(c) hereof unless sooner terminated as provided herein.

Section 3.2 Commencement Date. The Term shall commence on the Commencement Date. The parties shall, within thirty (30) days after the Commencement Date, execute the Lease Term Declaration in the form attached hereto as Exhibit "K". Notwithstanding anything in the Lease to the contrary, Tenant shall not be obligated to pay

Minimum Rent until the Rent Commencement Date, but Tenant shall pay all Common Area Maintenance Expenses and Taxes as of the Commencement Date.

ARTICLE IV
PREPARATION OF PREMISES

Section 4.1 Premises Delivered "AS-IS". **NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, THE PREMISES ARE BEING DELIVERED AND ACCEPTED IN "AS IS" CONDITION, WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES FROM LANDLORD TO TENANT AS TO THE CONDITION OR SUITABILITY OF THE PREMISES FOR TENANT'S INTENDED USE, EXCEPT THAT LANDLORD WARRANTS THAT ON THE DELIVERY OF POSSESSION DATE, ALL ELECTRICAL, PLUMBING, AND MECHANICAL SYSTEMS SERVING THE PREMISES SHALL BE IN GOOD WORKING CONDITION; BUT IN NO EVENT SHALL SUCH WARRANTY REPRESENT OR IMPLY THAT SUCH ELECTRICAL, PLUMBING, AND MECHANICAL SYSTEMS WILL BE APPROPRIATE OR ADEQUATE FOR TENANT'S INTENDED USE OF THE PREMISES. TENANT HAS UNDERTAKEN SUCH INSPECTIONS OF THE PREMISES AS ITS DEEMS NECESSARY AND APPROPRIATE, AND IS SATISFIED WITH THE CONDITION THEREOF. LANDLORD SHALL NOT BE REQUIRED TO PERFORM ANY LANDLORD WORK RELATING TO THE PREMISES, EXCEPT THE LANDLORD WORK SPECIFIED IN SECTION 4.2 BELOW.**

Section 4.2 Completion of Tenant's Work.

(a) Promptly after the Delivery Date, Tenant shall perform, at its own cost and expense, Tenant's Work, shall equip the Premises with trade fixtures and all inventory and personal property necessary or proper for the operation of the Tenant's business, and shall open for business as soon thereafter as possible but in no event later than first day following the expiration of the Fixturing Period. Prior to commencing its construction activities, Tenant shall have the Contractor's Acknowledgment executed in the form as set forth in Schedule 1 of Exhibit "E" and delivered to Landlord. Subject to the conditions set forth below, Landlord shall reimburse Tenant up to the amount as set forth in Section 1.1(h) hereof for Tenant's cost of making permanent improvements in the Premises (specifically not to be used for trade fixtures) which will become Landlord's property on the termination of the Lease and which are necessary to complete Tenant's Work in the Premises.

(b) Upon completion of Tenant's Work and Tenant having opened for business in the Premises, Tenant shall notify Landlord and Landlord shall inspect the Premises and either approve or object to Tenant's Work within fifteen (15) days after receipt of Tenant's notice of completion. Landlord shall not be entitled to object to Tenant's Work unless Tenant's Work materially differs from the plans approved in writing by Landlord for Tenant's Work or materially deviates from the requirements of Exhibit "E". Any dispute with respect to this work shall be decided pursuant to Section 22.9 of this Lease. Landlord's obligations to reimburse Tenant its contribution to Tenant's Work shall be conditioned on Landlord's written approval of the finished Tenant's Work.

(c) Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, the Tenant Improvement Allowance shall be paid by Landlord to Tenant thirty (30) days after the Tenant's submission of a detailed written request seeking such reimbursement and each of the following has occurred: (i) completion of Tenant's Work in the Premises; (ii) Tenant shall have opened for business to the public, fully fixtured and staffed, and operating under the Trade Name specifically set forth in Section 1.1(a) above in the Premises; (iii) Tenant providing Landlord with a copy of the unconditional certificate of occupancy for the Premises; (iv) Tenant shall have provided to Landlord a final unconditional contractor's affidavit and release of lien from Tenant's general contractor and all subcontractors in the Georgia statutory form (provided, however, Landlord may withhold only a portion of the payment due if Tenant fails to obtain a particular release of lien from a subcontractor, and in such event 200% of the dollar amount which would have been covered by such release of lien may be withheld from the payment to Tenant until such time as the particular release of lien is obtained, or the statutory time period within which a lien must be filed has expired, or Tenant provides Landlord with security reasonably acceptable to Landlord); (v) Landlord has been paid the full amount of any sums owed by Tenant pursuant to Exhibit "E" for temporary services or work performed by Landlord for Tenant's account; and (vi) Tenant has completed all items of Tenant's Work that are set forth on a punch-list prepared by Landlord. Within twenty (20) days following Tenant's receipt of Landlord's written request therefor, Tenant agrees to cause Tenant's general contractor to provide to Landlord a sworn statement executed by such general contractor identifying all subcontracts with material men and laborers, how much of Tenant's Work has been completed and the amounts still owed to such parties. In the event that the amount of the Tenant Improvement Allowance is greater than the cost of the Tenant's Work, the amount of said Tenant Improvement Allowance shall be reduced to the actual cost of Tenant's Work. Tenant shall be fully responsible to pay any and all costs of Tenant's Work in excess of the amount of the Tenant Improvement Allowance. Landlord may issue joint checks in its sole discretion, if Tenant's contractors, subcontractors and materialmen have not been paid.

If at any time prior to the normal expiration of this Lease on the Expiration Date, this Lease is terminated by Landlord as a result of Tenant's failure to comply with any of its obligations under the Lease, then in such event, Tenant shall pay to Landlord as additional damages (and not in lieu of any other damages to which Landlord may be entitled pursuant to this Lease), the unamortized part of the Tenant Improvement Allowance paid by Landlord to or on behalf of Tenant as provided herein. Such amortization shall be on a straight-line basis over the initial term of the Lease beginning with the Commencement Date..

Section 4.3 Opening. Tenant covenants and agrees to complete its construction within the Premises in accordance with the provisions of this Lease to satisfy the requirements for issuance of a certificate of occupancy (or its local equivalent) pursuant to Exhibit "E", and to open the Premises for business to the public not later than the first day

following the expiration of the Fixturing Peirod. Except as herein specifically set forth, if the Tenant shall have failed to complete the Tenant's Work and to have opened the Premises for business no later than the first day following the expiration of the Fixturing Period, Tenant's obligations for Common Area Maintenance Expenses and Taxes shall nevertheless commence on the Commencement Date. Tenant's failure to take possession of the Premises on the Delivery Date shall not affect this Lease nor the obligations of Tenant hereunder, and Landlord shall not be subject to any liability arising therefrom.

Section 4.4 No Liens. Tenant shall not subject this Lease, the Premises, or the Property, or the interest of Landlord or Tenant in the Premises or the Property to liens for improvements made by or on behalf of Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises or the Property to any lien or liability under applicable law. In the event that any mechanic's, materialman's or other lien or any notices of claim, including without limitation, stop notices (herein "lien") is filed against the Premises or Property as a result of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to or for Tenant or to or for anyone holding the Premises through or under Tenant, Tenant, at its expense, shall cause the lien to be discharged or fully bonded in accordance with applicable law to the satisfaction of Landlord within twenty (20) days after actual notice to Tenant of the filing thereof and Tenant shall indemnify and hold Landlord harmless from same. If Tenant fails to discharge or bond against said mechanic's, materialman's or other lien, Landlord may, in addition to any other remedies Landlord may have, but without obligation to do so, bond against or pay the lien without inquiring into the validity or merits of such lien and all sums so advanced, including reasonable attorney fees actually incurred by Landlord in defending against such lien, procuring the bond or in the discharge of such lien, shall be paid by Tenant on demand as additional rent. It shall be Tenant's continuing obligation to keep and maintain the Premises and all other parts of the Property free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant in connection with the Premises. In addition, Tenant shall replace any bonds posted by Landlord pursuant to this section with a suitable bond of equivalent amount within twenty (20) days after Landlord's demand therefor.

Section 4.5 Refurbishing. Any refurbishing of the Premises undertaken by Tenant shall be subject to Landlord's approval and to Section 4.7, below.

Section 4.6 [INTENTIONALLY DELETED].

Section 4.7 Alterations by Tenant. Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any exterior signs or interior signs within 24 inches from the exterior except as otherwise expressly permitted by the terms of this Lease, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the storefront, mechanical, electrical or sprinkler systems) without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall submit to Landlord plans and specifications for such work at the time consent is sought, in accordance with the criteria and procedures as provided in Exhibit "E". In the event Landlord grants such consent, such alterations, repairs, additions or improvements shall be performed in good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord, in accordance with the provisions of this Lease, including the provisions of Article IV governing construction of the Premises and in a manner so as not to unreasonably interfere with or bother other tenants or Landlord's operations a the Property. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Prior to the commencement of any such work by Tenant, the general contractor to be used by Tenant for the performance of such work shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld or delayed. In addition, Landlord may require that Tenant use a bondable general contractor to perform such work. Prior to the commencement of any such work by Tenant, Tenant shall obtain the insurance required in Section 15.2. Tenant may from time to time make minor interior, non-structural, cosmetic and decorative alterations to the Premises, without Landlord's prior written approval, which do not exceed Five Thousand and 00/100 Dollars ($5,000) in the aggregate in any Lease Year; provided, however, that such alterations do not alter Tenant's signage or Tenant's storefront, do not involve any work on the electrical or mechanical systems in or servicing the Premises, and do not materially change the overall appearance of the Premises as originally approved by Landlord.

Section 4.8 Removal by Tenant. All repairs, alterations, additions and improvements made by Tenant shall be deemed to be attached to the leasehold and shall become the property of Landlord upon such attachment, and, upon the expiration or sooner termination of this Lease, Tenant shall not remove any such alterations, additions and improvements (to include floor coverings, wall coverings, store front, light fixtures, HVAC equipment, plumbing fixtures, vent hoods, and fire suppression and sprinkler systems); provided that personal property, furniture, trade fixtures that are not attached to the Premises or that can be removed without materially altering or damaging the Premises, and equipment installed by Tenant may be removed on or before the expiration date or any sooner termination of this Lease if all rent due herein is paid in full and Tenant is not otherwise in default hereunder; provided further, however, that Landlord may reasonably designate in its approval of Tenant's plans, those alterations, additions and improvements that shall be removed by Tenant at the expiration or termination of this Lease and Tenant shall promptly remove the same and repair any damage to the Premises caused by such removal. Any of Tenant's property not removed from the Premises on the date the Lease terminates or expires shall be deemed abandoned and shall thereupon become Landlord's property. Landlord may possess and either use, or at Tenant's expense, dispose of such property.

Section 4.9 [INTENTIONALLY DELETED].

Section 4.10 [INTENTIONALLY DELETED].

ARTICLE V
MINIMUM RENT AND SECURITY DEPOSIT

Section 5.1 Rent Payment. The Tenant shall pay without notice, demand or offset to the Landlord, at the Landlord's Rent Payment Address as set forth in Section 1.1(o) hereof, or at such place as the Landlord shall from time to time designate in writing, Minimum Rent specified in Section 1.1(e) hereof, and proportionately at such rate for any partial month, which Minimum Rent shall be paid monthly, in advance, on or before the first day of each and every calendar month during the term hereof, subject to Section 1.2(b). For and with respect to each installment of Minimum Rent that is not paid within ten (10) days of the date due, the Tenant shall pay to the Landlord on demand, as additional rent, a late charge in an amount equal to ten percent (10%) of the amount of the overdue payment for the purpose of defraying Landlord's administrative expenses relative to handling such overdue payment.

Section 5.2 Security Deposit. Simultaneously with the execution hereof Tenant has deposited the Security Deposit as set forth in Section 1.1(m) with Landlord. Landlord shall hold the Security Deposit as security against any default by Tenant in the performance of the covenant, conditions and agreements of this Lease. Tenant hereby grants Landlord a security interest in the Security Deposit. The Security Deposit may, at Landlord's option, be applied by Landlord against any Default by Tenant in any of the terms, provisions, or conditions of this Lease. Landlord shall not be obligated to keep such Security Deposit in a separate fund, and may commingle the Security Deposit with its own funds. A mortgagee-in-possession of the Premises, or any interest therein, through public or private foreclosure or the acceptance of a deed in lieu thereof, shall have no liability to Tenant for the return of all or any portion of the Security Deposit, unless, and then only to the extent that, such mortgagee has actually received all or any portion of Tenant's deposit. In the event Landlord applies the deposit in whole or in part against a default by Tenant, Tenant shall, within ten (10) days after demand by Landlord, deposit sufficient funds to maintain the Security Deposit in the initial amount. Landlord shall return the balance of the Security Deposit, if any, to Tenant, without interest, within thirty (30) days after Tenant vacates the Premises and fully satisfies Tenant's obligations under this Lease.

Section 5.3 Prepaid Rent. Simultaneously with the execution hereof Tenant has deposited the Prepaid Rent as set forth in Section 1.1(n) with Landlord. Landlord will apply the Prepaid Rent to the Minimum Rent and Tenant's Proportionate Share of Taxes and Common Area Maintenance Expenses for the first (1st) full calendar month following the Rent Commencement Date.

Section 5.4 Lockbox. Landlord shall at any time have the right to instruct Tenant to make payments required under this Lease to a lockbox at a financial institution of Landlord's choosing. To the extent that Landlord instructs Tenant to make payments to such lockbox, Tenant shall thereafter deliver all its payments to the lockbox (unless and until otherwise instructed in writing) and such payments shall be deemed payment to Landlord. Landlord may revoke any such lockbox agency and such lockbox payment instructions by written notice to Tenant. Upon Landlord's issuance of notice of revocation of the lockbox agency and instructions, Tenant shall make any and all further payments to such alternate address and location as directed by Landlord. Tenant shall follow all such payment instructions. In the event that Landlord has terminated either Tenant's right to possession of the Premises or the Lease, or either of them, payments by Tenant to the lockbox may, if deposited through the lockbox, shall not reinstate the Lease or Tenant's right of possession in the Premises, and such payments as are thereafter made to the lockbox may be refunded by Landlord without prejudice to Landlord's exercise of remedies terminating Tenant's right of possession or the Lease, and without reinstating the Lease or Tenant's right of possession in the Premises.

ARTICLE VI
PERCENTAGE RENT AND PERCENTAGE SURPLUS RENT

Section 6.1 Percentage Rent. (a) In addition to the Minimum Rent specified in ARTICLE V above, the Tenant covenants and agrees to pay to the Landlord, the amounts set forth in Section 1.1(f), as Percentage Rent for each Lease Year of the Term. The Percentage Rent shall be payable without demand, monthly, in arrears along with Tenant's monthly statement of Gross Sales for the immediately preceding calendar month.

If the total of the monthly payments of Percentage Rent made by Tenant for any Lease Year exceeds, or is less than, the Percentage Rent payable for such Lease Year in accordance with the terms of this Lease, then, if there is an overpayment, Landlord shall refund such overpayment to Tenant, or if there is a deficiency, Tenant shall pay such deficiency to Landlord, along with Tenant's certified annual report of Tenant's Gross Sales required by Section 6.3. If the Tenant is not open for business during the days and hours required hereunder, then, in addition to all other remedies available hereunder, the applicable Gross Sales for such hours or days shall be deemed the average daily Gross Sales for immediately preceding month in which Tenant was open and operating pursuant to this Lease. The initial Lease Year Percentage Rent shall include twelve (12) full calendar months plus any partial month preceding the first full calendar month. The provisions of this Section shall survive the expiration or sooner termination of the Lease. [INTENTIONALLY DELETED].

Section 6.3 Statement of Gross Sales. The Tenant agrees without notice or demand from the Landlord, to deliver to the Landlord within twenty (20) days after the end of each calendar month during the Term, a true, correct and complete statement certified by an executive officer of the Tenant, showing Gross Sales for the preceding month. The Tenant shall utilize cash registers equipped with sealed continuous and cumulative totals (or computer equipment performing substantially similar functions) to record all Gross Sales and which shall number consecutive rings. The Tenant agrees to maintain accounting controls and books of account, in form adequate for auditing purposes, in accordance with generally accepted accounting principles to assure the proper recording of all Gross Sales and the exclusions and deductions therefrom provided in Section 6.3 hereof.

Tenant agrees, without notice or demand from the Landlord and within forty-five (45) days after the end of each Lease Year, to provide a statement of Gross Sales that Tenant made at, in, on and/or from the Premises for such Lease Year, in

form identical to the then applicable State of Georgia Department of Revenue Sales and Tax Form, certified by an executive officer of the Tenant and a copy of such certified statement shall be delivered by the Tenant to the Landlord within such forty-five (45) day period accompanied by a payment from Tenant for the balance of the Percentage Rent payable with respect to such prior Lease Year.

All statements deliverable by Tenant to the Landlord under this Lease shall be delivered to the place where rent is then payable, or to such other place or places as the Landlord may from time to time direct by written notice to the Tenant. In the event Tenant fails to timely submit any Gross Sales statement as required by this Article, Tenant shall pay on demand, as additional rent, and not as a penalty, a late fee of Fifty and 00/100 Dollars ($50.00) per day for each day beyond the due date that Tenant fails to provide the Gross Sales statement up to a maximum of seven (7) days after the due thereof, Tenant's Gross Sales for such period shall be deemed to be 200% of the Breakpoint for such period; provided, however, that so long as Tenant submits its statement of Gross Sales within seven (7) days after receipt of Landlord's billing or a notice that such statement is past due, Tenant shall pay Percentage Rent based on Tenant's Gross Sales statement and, if such failure continues beyond such seven (7) days, Gross Sales for the period of such late Gross Sales statement shall again be deemed to be 200% of the Breakpoint for such period (prorated for any period less than one year). Notwithstanding the foregoing, after two such seven (7) day notices in any twelve (12) months (regardless of whether Tenant thereafter timely cures such failure) no further notices from Landlord shall be required and upon Tenant's failure to submit a Gross Sales statement beyond seven (7) days after the due date, the Gross Sales for such period shall automatically be deemed to be 200% of the Breakpoint for such period

Section 6.4 Audit. Landlord shall have the right, at any time within twelve (12) months after receipt of the annual statement of Gross Sales of the Tenant required to be furnished pursuant to Section 6.4 above, upon twenty (20) days' prior written notice, to audit all of the books of account, documents, records, returns, papers, sales tax returns, original sales records (including, without limitation, cash register tapes, sales slips, bank statements and deposit slips, credit-card records, mail orders, telephone orders, computer records and such other sales records, if any, which would normally be examined by an independent accountant pursuant to generally accepted auditing standards in performing an audit of the Tenant's Gross Sales) and files of the Tenant relating to Gross Sales for any Lease Year; and the Tenant, on request of the Landlord, shall make all such matters available for such examination at the Property. If the Landlord shall have such an audit made for any Lease Year, and the Gross Sales shown by the Tenant's statement for such Lease Year shall be found to be understated by more than five percent (5%) of the amount stated by Tenant in its statement, then the Tenant shall pay to the Landlord the cost of such audit. In any event, the Tenant shall promptly pay to the Landlord any deficiency in Percentage Rent plus interest at the Default Rate set forth in Section 22.14 from the date such payment should have been made to the date of payment. Such examination and audit may be made by any accountant designated in writing by the Landlord from time to time, provided that such accountant does not work on a contingency basis. Landlord shall not undertake to audit Tenant's Gross Sales for any Lease Year more than once and shall not conduct more than one audit of Tenant's Gross Sales during any calendar year. If (a) Tenant failed to maintain the books of account and records of Gross Sales required under this Article and Landlord is unable to verify the accuracy of Tenant's Gross Sales statements or (b) Gross Sales exceed those reported by (i) five percent (5%) or more in any one (1) Lease Year as a result of Tenant's intentional efforts to underestimate such, or (ii) three percent (3%) or more for any two (2) Lease Years out of any five (5) Lease Years as a result of Tenant's intentional efforts to underestimate such, then Landlord shall have the right, at its sole option, to terminate this Lease and seek any remedies under Section 19.2.

In the event Landlord's audit shows that Tenant's statement for the applicable Lease Year overstated the Gross Sales, Landlord shall refund the excess amount paid by Tenant within fifteen (15) days after completion of the audit.

Section 6.5 Calculations Per Year. Computation of the Percentage Rent specified herein shall be made separately with regard to each Lease Year of the Term; it being understood and agreed that the Gross Sales of any Lease Year and the Percentage Rent due thereon shall have no bearing on, or connection with, the Gross Sales of any other Lease Year of the Term. It is further understood and agreed that the Landlord shall in no event be construed or held to be a partner or associate of the Tenant in the conduct of the Tenant's business, nor shall the Landlord be liable for any debts incurred by the Tenant in the conduct of the Tenant's business; but it is understood and agreed that the relationship is and at all times shall remain that of landlord and tenant.

Section 6.6 [INTENTIONALLY DELETED].

ARTICLE VII
TAXES

Section 7.1 Tax Liability. Tenant shall pay to Landlord Tenant's Proportionate Share of all Taxes with respect to each fiscal tax year falling in whole or in part during the Term. With respect to any such Taxes or assessments that may for any reason be paid in installments, only the amount of such installments (with appropriate proration for any partial year) and statutory interest shall be included within the computation of the annual Taxes for such tax year. For all other Taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant has paid Tenant's Proportionate Share of any such Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, Tenant shall pay Landlord the amount of Tenant's Proportionate Share of any increase in the Taxes as a result of any such change thirty (30) days after Tenant's receipt of a statement from Landlord.

Section 7.2 Method of Payment. Tenant's Proportionate Share of Taxes shall be paid, in advance, in monthly installments on or before the first day of each calendar month during the Term, in an amount estimated by Landlord. Following receipt of all bills for Taxes attributable to any partial and/or full calendar year during the Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Proportionate Share of Taxes for

such partial or full calendar year. If any bill for any such Taxes is not available, Landlord will estimate the amount of such Tax. If Landlord fails to provide an estimate, Tenant shall pay its Proportionate Share of Taxes based upon its Proportionate Share of Taxes for the previous calendar year. If the total amount paid by Tenant hereunder for any partial or full calendar year during the Term shall be less than the actual amount due from Tenant for such partial or full calendar year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such partial or full Lease Year shall exceed such actual amount due from Tenant for, such partial or full calendar year, such excess shall be credited against the next installment of Taxes due from Tenant to Landlord hereunder or, for last year, refunded to Tenant. For the partial or full calendar year in which this Lease commences and terminates, Tenant's liability for its Proportionate Share of any Taxes for such partial or full calendar year shall be subject to a pro rata adjustment based on the number of days of said partial or full calendar years during which the Term is in effect. A copy of any such bill for Taxes shall at times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill relates. Prior to or at the Commencement Date and from time to time hereafter throughout the Term, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord's and Tenant's obligations under this Article VII with respect to any period within the Term shall survive the expiration or sooner termination of this Lease.

Section 7.3 Sales and Rent Tax. Tenant, and not Landlord, shall pay, when due and payable, any state, county or city sales tax, transaction privilege tax, and any other sales, excise, use, rental or occupancy tax now or hereafter levied or assessed upon or payable by virtue of the Minimum Rent, the Percentage Rent, or any item of additional rent or other items encompassing Rent reserved hereunder or any other payment made or other consideration given by Tenant under this Lease and classified as rental by taxing authority. . Should the appropriate taxing authority require that any such tax be collected by Landlord for or on behalf of such taxing authority, or should such tax be imposed on Landlord, then such tax shall be paid by Tenant to Landlord, monthly, as additional rent, together with the payment of Minimum Rent or, at the option of Landlord, in accordance with the terms of any notice from Landlord to Tenant to such effect.

ARTICLE VIII
CONDOMINIUM COMMON AREAS; COMMON AREA MAINTENANCE EXPENSES; MASTER DECLARATION

Section 8.1 Use of Condominium Common Areas. Landlord and/or Master Developer, in accordance with the terms of the Declarations (if applicable), has designated certain portions of the Property to be "Condominium Common Areas". Title to the Condominium Common Areas is vested in a Centennial Park West Condominium Homeowners Association (the "Association"). The use and occupancy by Tenant of the Premises shall include the non-exclusive use, in common with all others to whom the Declarations, Master Developer or Landlord have or may hereafter grant rights to use the same (including, but not limited to, the owners, tenants and occupants of the Property), of the portions of the Condominium Common Areas within the areas shown on pages 1 and 3 of Exhibit "B" attached hereto (labeled "1st Floor Plan" and the "Upper Level Parking Plan", respectively); subject, however, to the terms of the Declarations, and the Rules and Regulations as set forth in Exhibit "F" attached hereto and incorporated herein by this reference. Landlord may, at any time, close temporarily any of the Condominium Common Areas (or any other Common Areas) to make repairs or changes, to prevent the acquisition of public rights to such areas, and to discourage non-customer use, provided the same shall not materially adversely affect access to or visibility of the Premises. In addition, Landlord may modify, from time to time, the pedestrian traffic flow pattern to the entrances and exits to adjoining public streets or walkways, utilize portions of the Condominium Common Areas (or any other Common Areas) for entertainment, displays and charitable activities and do such other acts in and to the Condominium Common Areas (or any other Common Areas) as, in its judgment, may be desirable to improve the convenience or attraction thereof. Landlord agrees to maintain all Condominium Common Areas and other Common Areas of the Property in good order, condition and repair and in a clean, sightly and sanitary condition, in accordance with good and accepted commercial practices for similar developments in the Atlanta area.

Section 8.2 Common Area Maintenance Expenses.

(a) Tenant agrees to pay to Landlord each Lease Year during the Term, in the manner hereinafter provided, Tenant's Proportionate Share of Common Area Maintenance Expenses.

(b) Tenant's Proportionate Share of such Common Area Maintenance Expenses for each Lease Year shall be paid in advance, in equal monthly installments, in the same manner and at the same time as the monthly installments of Minimum Rent are payable hereunder, without deduction or diminution of any kind, based on an amount estimated in advance, from time to time, by Landlord to be Tenant's obligation under this Section 8.2. Notwithstanding the above, in the event Landlord, at any time, determines that the amount of Common Area Maintenance Expenses actually being paid or incurred by Landlord exceeds the estimate upon which Tenant's Proportionate Share of Common Area Maintenance Expenses was computed, then Tenant, following a written request from Landlord, shall commence to pay with the next monthly installment of Minimum Rent due in an amount sufficient to result in Tenant's paying its full Proportionate Share of Common Area Maintenance Expenses as computed on the basis of Landlord's revised estimate of Common Area Maintenance Expenses. Landlord agrees to provide, within one hundred twenty (120) days following the expiration of each Lease Year, a statement of Common Area Maintenance Expenses for the prior Lease Year, in reasonable detail. Landlord shall be permitted to describe areas of expenditure by category and shall not be obligated to enumerate each specific expenditure. If the total amount paid by Tenant under this Section 8.2 for any Lease Year shall be less than the actual amount due from Tenant for such Lease Year as shown on such statement, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such Lease Year shall exceed the actual amount due from Tenant for such Lease Year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 8.2, or for any overpayment in the last Lease Year, Landlord shall refund such overpayment to Tenant.

(c) Landlord estimates that the Common Area Maintenance Expenses for calendar year 2014 shall be as set forth in Section 1.1(t). Tenant acknowledges that the foregoing is an estimate and that Tenant's actual Proportionate Share of Common Area Maintenance Expenses may vary therefrom.

(d) Tenant acknowledges that this Lease is subject to the Master Declaration, the terms and conditions of which are hereby incorporated herein by reference. Tenant agrees that notwithstanding anything in this Lease to the contrary, Tenant shall comply with all provisions of the Master Declaration applicable to the Premises and to Tenant's operations at the Property and indemnifies, defends and holds harmless Landlord against any claims, actions, liabilities and expenses (including without limitation, reasonable attorney's fees actually incurred and expenses) arising or incurred with respect to any violation of the Declaration by or caused by Tenant, or its sublessees, assigns, employees, agents, or contractors. Landlord hereby agrees not to consent or join in any amendment to the Master Declaration that would materially adversely affect Tenant or its operation of its business on the Premises. Tenant further acknowledges the following: (i) that the primary component of the Common Area Maintenance Expense under the Lease is the dues assessed against the Premises (and other areas that Tenant is permitted to use) by the Association (as that term is defined in the Master Declaration), subject to the provisions of this Lease, including without limitation all caps thereon and exclusions therefrom; (ii) that the accounting and record keeping for the Association dues are not performed by the Landlord and are not, other than to the extent provided for in the Master Declaration, under the Landlord's control; and (iii) that Landlord's obligation to provide Tenant with information and access to records is limited to Landlord's rights under the Master Declaration; and (iv) that all of Tenant's activities and use of the Premises (and that of other areas Tenant is permitted to use pursuant to this Lease) are subject to the provisions of the Master Declaration. Notwithstanding the foregoing, Landlord hereby agrees to exercise due diligence and commercially reasonably efforts to obtain the above-described information from the Association.

ARTICLE IX
UTILITIES

Section 9.1 Utilities. Tenant agrees to connect to and use the utilities supplied to the Premises in accordance with the criteria set forth on Exhibit "E" attached to this Lease, with Landlord's rules and regulations, and the rules and regulations of the utility companies supplying the service. Tenant shall be solely responsible for and promptly pay all costs and charges, including installation thereof where applicable, for all water, gas, heat, electricity, cable, telephone, internet, satellite, sewer and other utilities provided or used in or at the Premises, commencing on the date which is the earliest to occur of (i) the Delivery Date, or (ii) the date on which the Tenant shall take possession of the Premises, or (iii) the date on which Tenant shall commence work in the Premises, and continuing throughout the Term Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the utilities, or the quality or character of utilities used upon or furnished to the Premises are no longer available or suitable for Tenant's requirements, or if the supply of any such utility ceases or is interrupted as a result of any cause and no such change, interruption or cessation of service shall constitute an actual or constructive eviction of Tenant, unless such interruption results from the willful or negligent acts or omissions of Landlord or its agents, employees or contractors. If any utility service to the Premises is interrupted for more than 24 hours as a result of any willful or negligent act or omission of Landlord or its agents, employees or contractors, Rent shall be equitably abated until such service is fully restored.. Any furnishing by Landlord of light, heat, air conditioning or power shall be conditioned upon the availability of adequate energy sources. Upon advance notice to Tenant, Landlord shall have the right to interrupt utilities to the Premises as needed for construction activities at the Property. Landlord shall have the right to reduce heat, lighting and air conditioning within the Property, including, without limitation, the Premises and the Common Areas, as required by any mandatory or voluntary fuel or energy saving allocation, or any similar statute, regulation, order or program.

Section 9.2 Utility Charges. All charges for such utility service (including the installation thereof) shall be paid by Tenant directly to Landlord, or if Landlord designates, to the company or utility providing any such service, as and when they become due and payable and prior to delinquency and such charges shall not be included in Common Area Maintenance Expenses if payable to Landlord. All utilities may be master metered or submetered and billed by Landlord, or third parties. In the event that Landlord supplies any or all utilities to Tenant as provided herein, Landlord agrees that Tenant's total charges for utilities provided by Landlord will not exceed what Tenant would be charged by the local utility company if Tenant were billed directly by such local utility company as a direct retail customer. Tenant will be required to pay the water and sewer tap fees for the Premises charged by the City of Atlanta or applicable utility company payable at the time Tenant obtains its Building Permit, utility meter or certificate of occupancy.

Section 9.3 Trash and Garbage Removal. Tenant agrees to use only the trash collection service provided by Landlord and to pay Landlord for such services (services may include the cost of leasing compactors, containers and the cost of removal). If any such trash collection service shall be supplied to the Premises by or through Landlord, which right to supply shall be in Landlord's sole and absolute discretion, then Tenant shall pay Landlord for Tenant's share thereof as additional rent, and not as a part of Common Area Maintenance Expenses as determined by Landlord . If Landlord shall furnish any material, equipment, facilities, labor or services, Landlord shall either be: (a) compensated therefor at the reasonable and customary charge therefor (including overhead and profit), or (b) reimbursed (including overhead and management costs), whichever is greater; such compensation or reimbursement shall include amortization of the cost or replacement value of capital items. Tenant shall pay for said services supplied by Landlord as billed therefor by Landlord from time to time, but not more often than monthly. Notwithstanding the foregoing, Landlord may elect not to handle the trash collection and/or removal from the Premises and may elect to designate a trash collection service to collect and remove trash from all or portions of the Property, which may include the Premises. In the event Landlord designates a trash collection service as aforesaid and the Premises are included in such plan, Tenant agrees to participate in such trash collection service and agrees to pay its pro-rata share of the designated trash collection service when billed. Tenant's obligations under this Section 9.3 shall survive the expiration or earlier termination of this Lease.

Section 9.4 Water and Sewer. The cost of water and sanitary sewer for usage in the Premises shall not be included in Common Area Maintenance Expenses, but shall be billed to Tenant directly by Landlord or by the supplier of

water and sanitary service or by any third party or other entity handling the billing of same and if same shall be payable to Landlord as aforesaid, such payments shall be considered additional rent hereunder. Landlord reserves the right, at Tenant's sole cost and expense, to install a water meter or require Tenant, at Tenant's sole cost and expense, to install a water meter in the Premises at any time or from time to time to measure Tenant's consumption of water therein and bill Tenant directly for the cost of such consumption. Any and all costs and expenses associated with the water meter for the Premises, at Landlord's option, may be billed to Tenant as a part of Tenant's Common Area Maintenance Expenses. Landlord may authorize the water and/or sewer company(ies) or other entity(ies) to bill Tenant directly and in such event, Tenant shall pay for its water and/or sewer usage (as applicable) directly to the billing entity when billed for same. In the event Tenant is not separately metered for its water usage, Tenant shall be billed by and shall pay to Landlord or the water and/or sewage company(ies) or other billing entity, as applicable, for Tenant's water consumption based upon an estimate of Tenant's consumption thereof. Tenant's obligations under this Section 9.4 shall survive the expiration or earlier termination of this Lease.

Section 9.5 Grease Interceptors. Landlord will arrange for regular periodic service and cleaning of a Common Area grease interceptor at Tenant's expense. Cost of service and cleaning of the grease interceptor is not a part of the Common Area Maintenance Expenses and will be allocated among individual tenants served by such grease interceptor in proportion to each individual tenant's water usage, as determined by submeters, during the period of use between each periodic service, billed by Landlord as incurred. Tenant's obligations under this Section 9.5 shall survive the expiration or earlier termination of this Lease.

Section 9.6 Utility Providers. Any Utility Services, as hereinafter defined, which Landlord is required and/or elects to provide or to be provided to the Premises may be furnished by a utility company, an agent or an independent contractor (any such utility company, agent, contractor engaged by Landlord sometimes herein referred to as "Landlord's Provider"). In connection therewith, Tenant hereby acknowledges and agrees that Landlord shall have the right at any time and from time to time, in its sole and absolute discretion, to make such election and/or eliminate and/or change one of Landlord's Providers to another, and Tenant shall accept such Utility Service(s) from Landlord's Provider and, at Landlord's election, shall pay directly Landlord's Provider on a monthly basis for such Utility Services. Subject to the rights of Landlord pursuant to the provisions of this Section 9.6, in the event Landlord is not then required and has not then elected to provide or to cause to be provided any Utility Service which Tenant desires and requests be provided by a utility provider whose equipment is not then available to the Premises, no such other utility provider shall be permitted to install its lines or other equipment on or within any portion of the Property without Tenant, at its sole cost and expense, first securing the prior written consent of Landlord, which consent may be withheld and/or conditioned in Landlord's sole and absolute discretion.

ARTICLE X
CONDUCT OF BUSINESS

Section 10.1 Use and Trade Name. Subject to Section 11.1, Tenant shall continuously use and occupy the Premises during the Term solely for the purpose of conducting the business specifically set forth in Section 1.1(k) above and for no other purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant use the Premises for any use which Tenant actually knows would violate any exclusive use restrictions that are agreed to by Landlord and in effect as of the Commencement Date. Throughout the Term, Tenant shall (A) operate its business in the Premises under the Trade Name specifically set forth in Section 1.1(a) above and under no other Trade Name so long as such name shall not be held to be in violation of any applicable law, (B) not change the advertised name or character of the business operated in the Premises, and (C) refer to the Property by its name in designating the location of the Premises in all newspaper and other advertising within the Property market area and in all other references to the location of the Premises. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Tenant's business or any other activity carried on in the Premises, or if a failure to procure such a license or permit might, or would in any way, adversely affect Landlord or the Property, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license(s) or permit(s) and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall at all times, comply with the requirements of such license(s) or permit(s).

Section 10.2 Operation of Business. Tenant shall open for business in the Premises and remain open during the entire Term and continuously operate the Permitted Use in the entire area of the Premises (except incidental storage and office areas) during the entire Term. Tenant shall conduct its business at all times in a first class manner in keeping with a first class Property in proximity to a premier destination public attraction and in a manner comparable to businesses similar to Tenant's business and located in retail areas similar to the Property. Tenant shall additionally conduct its business at all times in a reputable manner, maintaining, at all times, a full staff of employees and an adequate stock of merchandise. Tenant shall not use or allow the Premises to be used for any improper, immoral or objectionable purposes, as reasonably determined by Landlord, and Tenant shall not do any act tending to injure the reputation of the Property as determined by Landlord. In the event that after opening for business in the Premises, Tenant fails to continuously open and operate its business in the Premises, then, (unless such closure is (i) caused or occasioned by Landlord; (ii) is approved by Landlord in writing; or (iii) is due to a casualty or condemnation and subsequent repair, in addition to any and all remedies to Landlord herein provided, Tenant shall pay additional rent at the rate of One Hundred and 00/100 Dollars ($100.00) per day for each and every day that Tenant shall fail to commence to do or conduct business as herein provided; said rent shall be in addition to the Minimum Rent and other rental otherwise provided for herein and is intended to contribute to the expense of monitoring Tenant's failure to open and shall not be deemed a penalty or liquidated damages.

Tenant shall continuously and uninterruptedly during the Term operate its business in one hundred percent (100%) of the Premises six (6) days per week, excluding holidays, during at least the hours of 5:00 p.m. through 10:00 p.m. Tenant may, at its option, operate its business during additional hours, including but not limited to the lunch/brunch meal period.

Section 10.3 Signage. Tenant shall install and maintain signage affixed to the front of the exterior of the Premises [LL: "Building" is not defined] directly in front of the Premises (including awnings), subject to the prior written approval of Landlord (not to be unreasonably withheld) as to design, location, and installation method, and conforming to all applicable legal and insurance requirements. Tenant acknowledges that the existing sign located on the south façade of the exterior of the Premises does not conform to current City of Atlanta requirements, and that the City may require the removal thereof. Landlord shall be responsible for the cost of removing such sign, if required. Tenant's sign(s) shall conform to the specifications and requirements contained in the Design Criteria set forth in the Tenant's Manual attached herewith as Schedule "2" of Exhibit" E". Tenant shall keep its approved storefront sign and display windows lighted during all hours that the Property is open to the public and during such other hours as may be reasonably designated by Landlord, but in no event more than one (1) hour after the close of business hours of the Property. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Premises thereby. No symbol, design, name, mark or insignia adopted by Landlord for the Property shall be used without the prior written approval of Landlord. Any interior signs must not to detract from the appearance of the Premises or the Property. Landlord, in its reasonable discretion, may remove any sign or display visible from the exterior of the Premises not meeting all the above criteria, at any time, and without Landlord incurring any liability therefor, and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof.

Section 10.4 Tenant's Warranties and Covenants. Tenant warrants, represents, covenants and agrees that, in the operation of its business within the Premises, Tenant shall: (a) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, or upon Tenant's fixtures, furnishings or equipment in the Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Premises by Tenant or by anyone claiming by, through or under Tenant, including, without limitation, any transfer taxes, and pay when and as due all license fees, permit fees and charges of a similar nature on the conduct by Tenant or by anyone claiming by, through or under Tenant, including without limitation, any subtenant or concessionaire of any business or undertaking authorized hereunder to be conducted in or from the Premises; (b) observe all reasonable requirements promulgated by Landlord at any time and from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; (c) not use any space outside the Premises (other than the Exterior Area) for sale, storage or any other undertaking; (d) not use the plumbing facilities in the Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein; (e) not use any advertising medium or sound devices inside or adjacent to the Premises that produce or transmit sounds or visual distractions outside, above, or on the Premises or the Property which are audible beyond the interior of the Premises and/or which shall, in the reasonable opinion of Landlord, interfere with the business activities of other tenants or the operation of the Property or any functions or planned activities held in the Common Areas within the vicinity of the Premises; (f) not permit any objectionable odor or fumes to emanate from the Premises which is reasonably objected to by Landlord or by any tenant or occupant of the Property (and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such odor, and Landlord may deem the failure by Tenant to do so, a material breach of this Lease); (g) keep the Premises and any platform, loading dock, service corridor or service area used by Tenant in a neat, clean, safe and sanitary condition and limit offensive odors of any nature (including providing or paying for any additional HVAC exhaust facilities to ensure that no odors adversely impact any other occupants of the Property); (h) promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction affecting or applicable to the Premises or the cleanliness, safety, occupancy and use of the same or any renovations or alterations to the Premises made by Tenant, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements to the Premises, shall interfere with the use or enjoyment of the Premises, or shall be directed to or imposed upon Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all cost or expense on account thereof (as used in this Lease, the term "legal requirements" shall include the requirements set forth in this subparagraph), except to the extent such legal requirements shall necessitate structural changes or improvements, in which case Landlord shall perform the same, at Landlord's sole expense, unless the necessity therefor is caused by the actions or omissions of Tenant, its agents, employees, contractors, subtenants, licensees or invitees; (i) observe and comply with all covenants and restrictions of record; (j) observe and comply with all notices from Landlord's mortgagee sent to; (k) not use the parking areas or sidewalks, Common Areas or any space on or about the Property (outside the Premises) for display, sale, hand-billing, advertising, solicitation, or any other similar undertaking; and (l) be authorized to do business in the State.

Unless and only to the extent specifically permitted under this Lease, Tenant, its employees and agents shall not sell, dispense, offer for sale or possess at or within the Premises for consumption anywhere: any drugs or substances that may not be legally sold, dispensed, offered for sale and/or possessed without doctor's prescription ("controlled substances"). Notwithstanding the foregoing, Tenant and its employees and agents shall not possess or consume any alcohol or controlled substances at or within the Premises. Tenant shall not sell, distribute, display or offer for sale or rental or permit the sale, rental or display of any (i) roach clip, bong, water-pipe, coke spoon, cigarette wrapping paper, syringe or any other paraphernalia commonly used in or with the use or ingestion of controlled or illicit drugs or substances, or (ii) any pornographic, lewd or so-called "adult" newspaper, book, magazine, film, picture, representation or merchandise of any kind. Regardless of any license or permit Tenant may obtain or be issued, Tenant shall not sell or offer for sale any lottery tickets, gaming tickets or the like, nor shall Tenant conduct or participate in, at the Premises, any type of game of chance, lottery or gambling activity regulated by any governmental agency.

Tenant shall, at its cost, obtain all permits, licenses and approvals necessary or appropriate for the conduct of its business as herein specified. Tenant shall not use the Premises for, nor conduct or permit upon said Premises, or any part thereof, any offensive, noisy or dangerous trade, business, material or item, or which, through chemical reaction or through addition of water or air, could be such, or any nuisance, or any activity against public policy, or interfere with the business of any other tenants in the Property, or permit any auction, "fire" or "going-out-of-business", "lost-our-lease", "moving" or any similar sale to be held or conducted in and about the Premises. Tenant shall not use the Premises, nor shall the Premises be used, in whole or in part, during any portion of the Term of this Lease, for any purpose or use in violation of, and Tenant shall comply with any and all, present and/or future laws, ordinances, regulations or rules of any

public authority, including, but not limited to, the Americans with Disabilities Act and any similar federal or state laws. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations or rules in the use of the Premises, or that any such activity or conduct has occurred on the Premises, shall be a conclusive determination of that fact as between Landlord and Tenant.

Tenant covenants that there shall be no discrimination by Tenant against or segregation of, any person or group of persons on account of sex, race, color, religion, ancestry, national origin or blindness or other physical disability, in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of assignees, sublessees, subtenants or vendees in the Premises herein leased. Tenant and its successors and assigns agree that, in any construction or other work provided for in this Lease to be performed on the Premises and the Property, those performing such work will not discriminate against any employee or applicant for employment because of sex, race, color, religion, ancestry, national origin or blindness or other physical disability.

Section 10.5 Hazardous Materials. Tenant shall not keep within, on or around the Premises for use, disposal, treatment, generation, storage or sale any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and any successors-in-interest to Landlord, including any lender of Landlord, and their respective agents and employees, harmless from all claims, costs, damages, liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations contained in this paragraph or arising out of or in connection with any removal, cleanup or restoration deemed reasonably necessary by any governmental entity or Landlord in order to remove, clean up or restore any portion of the Property as the result of Hazardous Materials used, disposed, treated, generated, stored or sold by Tenant or its agents, employees, contractors, licensees or concessionaires. Tenant's obligations under this paragraph shall survive expiration and termination of the Lease.

Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all costs, expenses and damages, including, but not limited to, reasonable attorney's fees and costs of remediation arising out of any claim for loss or damage to property, injuries to or death of persons, any contamination of or adverse effects on the environment or any violation of any environmental or other law caused by or resulting from any hazardous waste, Hazardous Substances or any leakage or contamination from underground tanks on or under the Property and not resulting from Tenant's operations in the Premises. This provision shall survive the expiration and termination of this Lease.

Section 10.6 Storage and Office Space. Tenant shall store or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at, in, from, or upon the Premises, except customary restaurant cleaning supplies and equipment. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Property. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant's business therein.

Section 10.7 Care of Premises. Tenant shall keep the Premises (including the interior portions of all windows, doors and all other glass and signs) orderly, neat, safe and clean and free from rubbish or dirt at all times and shall store all trash and garbage only in the areas reasonably designated by Landlord for such storage and accumulation. Tenant shall not move any safe, heavy machinery, heavy equipment, or heavy fixtures into or out of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant agrees that it will not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry, and will not install, operate or maintain in the Premises any heavy equipment except in such manner as to achieve a proper distribution of weight.

Section 10.8 Notice by Tenant. Tenant shall give immediate notice to Landlord of any damage or in case of fire or accidents in the Premises, or in the building of which the Premises are part, or of defects therein or in any fixtures or equipment.

Section 10.9 Landlord Right. Landlord shall have the right to vertically and horizontally locate, alter, maintain or repair utility lines, air ducts, flues, duct shafts, drains, sprinkler main and valves, and such other facilities within the Premises, as are deemed necessary by Landlord as a result of engineering design or code requirements. These shall be located and shall be altered, repaired and maintained in such a manner as to cause minimum interference with Tenant's use of the Premises. Upon advance notice to Tenant, Landlord shall have the right to interrupt utilities to the Premises as needed for construction activities at the Property. Nothing contained in this paragraph shall render Landlord liable for compliance with the ADA to the extent that Tenant is required to comply with ADA as provided in this Lease or under the terms of applicable Laws. Upon reasonable notice to Tenant (except that no such notice shall be needed in an emergency), Landlord shall have access to any mechanical or equipment rooms or installations located within the Premises for the purpose of repair, maintenance, and installation.

Section 10.10 Surrender of Premises. Tenant shall surrender the Premises on the last day of the Term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease.

ARTICLE XI
ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE

Section 11.1 No Assignment, Subletting nor Encumbering of Lease.

(a) Notwithstanding any other provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, and the like) the whole or any part of the Premises without in each instance having first received the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not have the right to transfer in any other manner or hypothecate its interest in this Lease, whether by way of leasehold mortgage, collateral assignment or any other security arrangement or otherwise without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall, concurrent with any request for Landlord's consent, paid to Landlord a fee in the sum of Five Hundred Dollars ($500.00) for Landlord's review and processing of such request and Landlord shall not be obligated to review such request prior to Landlord's receipt of such fee. In no event shall the Premises be subdivided with demising walls into more than one store space in connection with any assignment or sublease.

(b) The provisions of this Section 11.1 shall not, however, be applicable to an assignment of this Lease by Tenant to a subsidiary or controlling corporation, provided (and it shall be a condition of the validity of any such assignment) that (i) such subsidiary or controlling corporation agree in writing to be bound directly with Landlord by all of the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, and the covenant against further assignment, and (ii) the assignee continues to use and occupy the Premises solely for the purpose of conducting the business specifically set forth in Section 1.1(k) above; but such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor. Tenant shall give prior written notice of such assignment of this Lease and Tenant and the proposed assignee shall execute an assignment or other instrument acceptable to Landlord evidencing such assignment. Furthermore, it is specifically understood and agreed that said assignment to a subsidiary or controlling corporation shall be valid only for such period of time as said subsidiary or controlling corporation remains a subsidiary or controlling corporation of Tenant; and in the event Tenant shall ever sell or otherwise transfer said controlling interest in said subsidiary to another person or entity, or if said controlling corporation shall cease to control Tenant, unless Landlord shall have specifically assented thereto, the same shall be deemed to be a material breach of this Lease entitling Landlord forthwith to terminate this Lease or to exercise any other remedies set forth herein or allowed at law or in equity.

(c) If Tenant is an entity and, if at any time during the Term, the person or persons who own a majority of its voting shares at the time of the execution of this Lease cease to own a majority of such shares, Tenant shall so notify Landlord, and the same shall be deemed an assignment hereunder which shall require Landlord's consent, which consent shall not be unreasonably withheld. This provision shall not apply whenever Tenant is a corporation, the outstanding voting stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation the voting stock of which is so listed, nor shall it apply to the transfer of partnership or membership interests in Tenant provided that such transfers do not result in a change in the ownership of a majority of the partnership or membership interests in Tenant.

(d) For the purposes of this Lease, the entering into of any management agreement or any agreement in the nature thereof transferring control or any substantial percentage of the profits and losses from business operations of Tenant in the Premises to a person or entity other than Tenant, or otherwise having substantially the same effect, shall be treated for all purposes as an assignment of this Lease and shall be governed by the provisions of this Section 11.1.

(e) NOTWITHSTANDING ANY ASSIGNMENT, SUBLETTING OR TRANSFER OF THIS LEASE OR TENANT'S RIGHTS HEREUNDER, TENANT SHALL REMAIN FULLY LIABLE ON THIS LEASE AND FOR THE PERFORMANCE OF ALL TERMS, COVENANTS AND PROVISIONS OF THIS LEASE.

Section 11.2 Rent Acceptance. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subleasing shall not be deemed consent to any subsequent assignment or subleasing. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or sublessee. Landlord may consent to subsequent assignments or subleasings of this Lease or the Premises, or to amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve the Tenant named herein of its liability under this Lease nor any future assignor or sublessor of its liability under this Lease. If the Premises or any part thereof is sublet or occupied by any party other than Tenant, then upon any default by Tenant under this Lease, Landlord may collect rent from the subtenant or occupant and apply the net amount collected to the rent herein reserved, but not such collection shall be deemed to be acceptance of subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. If the Premises or any part thereof is sublet or occupied by any party other than Tenant, then upon any default by such occupant under this Lease, Landlord agrees to provide Tenant with written notice thereof and the cure period provided in Section 19.1 hereof.

Section 11.3 Transfer of Landlord's Interest. In the event of any transfer of Landlord's interest in the Premises, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of Section 22.20, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of Section 22.20, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

ARTICLE XII
MAINTENANCE OF PREMISES AND BUILDING

Section 12.1 Landlord's Maintenance. The Landlord agrees to keep, or cause to be kept, in good order, condition, and repair the roof, foundations and structural portions of the Premises. Notwithstanding the foregoing, Tenant shall be financially responsible for Landlord repairs to items designated herein to the extent any damage thereto is caused by any act or negligence of the Tenant, its employees, agents, licensees, or contractors. Landlord shall also make any repairs to the Premises caused solely by any act of negligence or willful misconduct of Landlord, its employees, agents, licensees or contractors and shall be solely financially responsible for said repairs.

Section 12.2 Tenant's Maintenance. Except as specifically herein otherwise provided, the Tenant agrees that from and after the date the Tenant shall be delivered possession of the Premises, and continuously thereafter until the end of the Term, that it will keep neat and clean and maintain in good order, condition and repair, the Premises and every part and system thereof. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacements of: (i) that portion of any pipes, lines, ducts, wires or conduits (whether contained within or outside the Premises) that are installed by Tenant or that exclusively serve the Premises; (ii) the glass windows and plate glass doors and the storefront elements (including, without limitation, the doors, signage, custom lighting, banners and glass portions of the storefront) and the interior cleaning of the glass windows and plate glass doors (and the exterior cleaning thereof to the extent not performed by Landlord), (iii) Intentionally deleted; (iv) Tenant's signs; (v) the floors and floor coverings, doors and door frames, windows and window frames, walls, storefront, including security gates, grilles or enclosures, locks and closing devices, partitions and ceilings in the Premises; (vi) heating, ventilating, air conditioning, electrical and plumbing system(s) equipment and fixtures (whether contained within or outside the Premises) that are installed by Tenant or that exclusively serve the Premises; and (vii) the Premises or any part of the Property when repairs thereto are necessitated by any act or omission (negligent or otherwise) of Tenant or any of Tenant's agents, employees or invitees, or by the failure of Tenant to perform any of its obligations under this Lease. With respect to all HVAC systems and equipment installed by Tenant or that exclusively serve the Premises, the Tenant specifically agrees to maintain at all times during the Term a service contract with a service company specified by Landlord with respect thereto, furnishing evidence thereof (including renewals) to the Landlord. There is excepted from this paragraph, however, such damage as the Landlord is required to repair pursuant to ARTICLE XVI hereof. Tenant further agrees that the Premises shall be kept in a clean, sanitary and safe condition in accordance and shall in all respects comply with the laws of the State of Georgia, the County of Fulton and the City of Atlanta, and in accordance with all directions, rules, and regulations of the health officer, fire marshal, building inspector, and other proper officers of the governmental agencies having jurisdiction thereover. The Tenant shall not permit or commit any waste.

If Tenant refuses or neglects to properly maintain the Premises, or to commence or to complete repairs or replacements promptly and adequately, then Landlord may, after seven (7) days written notice to Tenant (except in an emergency or when a short term remedy is needed), in addition to all other remedies, but without obligation to do so, enter the Premises and proceed forthwith to have such maintenance, repairs or replacements made and Tenant shall pay to Landlord, on demand, the costs and expenses therefor plus a charge of five percent (5%) of such costs for the first incident during any twelve (12) consecutive month period and fifteen percent (15%) of such costs thereafter during any twelve consecutive month period.

ARTICLE XIII
INDEMNITY

Section 13.1 Tenant Indemnity. The Tenant shall indemnify and save harmless the Landlord and the Landlord's managing agent from and against all claims of whatever nature arising from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants, or employees, or arising from any accident, injury, or damage in or about the Premises whatsoever caused to any person, or to the property of any person, or from any violation of applicable law (including, without limitation, any law, regulation, or ordinance concerning trash, Hazardous Materials, or other pollutant) occurring from and after the date that possession of the Premises is delivered to the Tenant and until the end of the Term, or arising from any accident, injury or damage occurring outside of the Premises but within the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of the Tenant or the Tenant's agents or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall survive the expiration or earlier termination of this Lease.

Section 13.2 Landlord Indemnity. Landlord shall indemnify and save harmless Tenant from and against all claims of whatever nature arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person, in, on or about the Common Areas, where such accident, injury or damage results or is claimed to have resulted from an act or omission on the part of the Landlord or the Landlord's agents or employees constituting gross negligence or willful misconduct. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, and shall survive the expiration or earlier termination of this Lease.

Section 13.3 Risk of Use. The Tenant agrees to use and occupy the Premises and to use such other portions of the Property as it is herein given the right to use at its own risk; and that except to the extent caused by the willful act or gross negligence of Landlord, its agents or employees, the Landlord shall have no responsibility or liability for any loss of or damage to the Tenant's leasehold improvements or to fixtures or other personal property of the Tenant or those claiming by, through or under the Tenant. Except to the extent caused by the willful act or gross negligence of Landlord, its agents or employees, Landlord shall not be liable for any injury, loss or damage either to person or property sustained by Tenant or by other persons due to the happening of any accident or event in or about the Property or District (as defined below) or due to any act or neglect of any tenant or occupant of the Property or District or of any other person. The provisions of this Section shall apply during the whole of the Term, and in view of the permission given to the Tenant to

install fixtures and do certain work prior to the Commencement Date, shall also apply at all time prior to the Commencement Date.

ARTICLE XIV
LANDLORD'S ACCESS TO PREMISES

Section 14.1 Right to Enter. The Landlord and its designees shall have the right, upon reasonable prior notice or telephonic notice to Tenant, (which notice shall not be required in the event of an emergency or if Landlord's entry shall be in the non-public areas of the Premises only), to enter upon the Premises during reasonable hours for the purpose of inspecting or making repairs to the same or exhibiting the same to prospective purchasers and lenders. In making such entry, Landlord shall not unreasonably interfere under the circumstances with Tenant's business operations in the Premises. If repairs are required to be made by the Tenant pursuant to the terms hereof or if the Tenant is required to perform any other obligation under this Lease, the Landlord may demand that the Tenant make such repairs or perform such obligation forthwith, and if the Tenant refuses or neglects to commence such repairs or performance and complete the same within seven (7) days after such demand, or such other time frame as may be required depending upon the nature of said repairs or performance, the Landlord may (but shall not be required to) make or cause such repairs or performance to be done and shall use reasonable efforts not to cause any loss or damage to Tenant's stock and not to interfere with Tenant's business operations in the Premises by reason thereof. If the Landlord makes or causes such repairs or performance to be done, or endeavors so to do, the Tenant agrees that it will forthwith, on demand, promptly pay to the Landlord the cost thus incurred, and if the Tenant shall default in such payment, the Landlord shall have the remedies provided in ARTICLE XIX hereof.

Section 14.2 Reletting. For a period commencing twelve (12) months prior to the termination of this Lease, Landlord may have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants under the same terms as described in Section 14.1.

ARTICLE XV
INSURANCE

Section 15.1 Landlord's Insurance. Landlord agrees to maintain or cause to be maintained during the Term a program of insurance (together with any and all special endorsements, deductibles and self-insured retentions and expenses as Landlord may from time to time deem appropriate in connection therewith) covering its interest in the Property, in an amount not less than ninety percent (90%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Term or the amount of such insurance which Landlord's mortgage lender may require Landlord to maintain, whichever is greater, providing protection against any perils included within the most current version of the Insurance Service Office's classification "Causes of Loss – Special Form" all risk coverage (or its equivalent) (hereinafter referred to as "Special Form (All Risk) Coverage"), to the extent the same is available, fire and extended coverage insurance, in amounts and coverages and with such special endorsements as Landlord shall determine from time to time, insuring the building in which the Premises are located, and the improvements to the Premises provided by Landlord pursuant to this Lease, exclusive of Tenant's Work, leasehold improvements constructed by Tenant, Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property of Tenant.

Section 15.2 Tenant's Insurance.

(a) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing with the delivery of possession of the Premises to Tenant and continuing throughout the Term, insurance policies providing for the following coverage: (i) all-risk property insurance against fire, theft, vandalism, plate glass breakage, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in Special Form (All Risk) Coverage in general use in the State of Georgia, insuring the plate glass windows and doors and insuring Tenant's Work, Tenant's leasehold improvements, Tenant's merchandise, trade fixtures, furnishings, alterations, additions, equipment and all items of personal property of Tenant (including the "FF&E", as defined in the Rider to Lease attached hereto) and of anyone claiming by, through or under Tenant located on or in the Premises, and the amount of such insurance will be set forth in an "agreed value endorsement" to the policy of such insurance, not less than one hundred percent (100%) of the full replacement value thereof without deduction for depreciation, and with a deductible amount of not more than Ten Thousand and 00/100ths Dollars ($10,000.00). Notwithstanding that Tenant is required to insure the FF&E, the FF&E shall remain Landlord's property at all times. Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured unless this Lease shall cease and terminate under the provisions of Article XVI, in which event of termination such proceeds attributable to said "Tenant's Work" and leasehold improvements (and to all other items of property becoming or to become the property of Landlord upon such termination) shall be paid and disbursed directly to Landlord; (ii) a commercial general liability policy, including insurance naming Landlord, Landlord's management agent for the Property and any mortgagee of the Property as additional insureds (using an endorsement approved by Landlord), protecting against any and all claims for injury to persons or property occurring in or about the Premises and protecting against assumed or contractual liability under this Lease with respect to the Premises and the operations of Tenant and any subtenant of Tenant in, on or about the Premises, with such policy to be in the minimum amount of Two Million and 00/100ths Dollars ($2,000,000) single limit coverage with a deductible not to exceed $2,500.00, plus an umbrella policy with limits of not less than Two Million and 00/100ths Dollars; (iii) products liability insurance for merchandise offered for sale or lease from the Premises, including (if this Lease covers portions of the Premises in which food and/or beverages are sold and/or consumed) liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Premises, of not less than Two Million and 00/100ths Dollars ($2,000,000) per occurrence for personal injury and death and property damage; (iv) workers' compensation coverage as required by law; (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builders risk insurance in amounts satisfactory to Landlord; (vi) the insurance required under Exhibit "E"; and (vii) all insurance required to be

maintained by an "Occupant" pursuant to the Master Declaration and/or the Declaration. From time to time during the term of this Lease, at Landlord's request, Tenant covenants and agrees to increase the limits of such insurance as Landlord shall reasonably require.

(b) All insurance policies herein to be procured by Tenant shall: (i) be issued by responsible insurance companies with a rating of not less than A- and a financial-sized category of not less than IX as rated in the most currently available Best's Key Rating Guide (or the then most nearly equivalent thereof if the same hereafter ceased to be published) or by insurance companies as shall otherwise be reasonably satisfactory to Landlord and authorized to do business in the State of Georgia; (ii) be written as primary policy coverage and non-contributing with respect any coverage which Landlord may carry with any coverage carried by Landlord being excess insurance; (iii) insure and name each of Landlord, any mortgagee of the Property and any parties in interest designated by Landlord as additional insured, as their respective interests may appear (except with respect to workers' compensation insurance); and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord, and its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date and before any such insurance policy shall expire, Tenant shall deliver to Landlord, upon Landlord's written request, a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Premises and other locations of Tenant. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days' prior written notice thereof, the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. Tenant agrees to permit Landlord, upon request, at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies thereof are not delivered to Landlord. In the event that Tenant shall fail to promptly furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, at its sole option, shall have the right after ten (10) days prior written notice to Tenant to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately due and payable by Tenant to Landlord as additional rent.

Section 15.3 Waiver of Subrogation. Landlord and Tenant shall each be released from any liability (by way of subrogation or otherwise) for loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, resulting from damage by fire or casualty (irrespective of the cause of such fire or casualty) to the extent that such loss or damage is insured or required to be insured under this Lease, upon the express proviso that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant may in each instance revoke said waiver of subrogation effective thirty (30) days from the date of notice to the other unless within such thirty (30) day period, the other is able to secure and furnish without additional expense insurance in other companies with such waiver of subrogation, or if such waiver can only be obtained at additional expense, if the other agrees to pay such additional expense.

Section 15.4 No Rate Increases. The Tenant covenants and agrees that it will not do or permit anything to be done in or upon the Premises or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises, the building in which the Premises are located or on the other buildings located on the Property above the standard rate on said premises and buildings; and the Tenant further agrees that in the event it shall do any of the foregoing, it will promptly pay to the Landlord on demand any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

ARTICLE XVI
DAMAGE CLAUSE

Section 16.1 Fire or Other Casualty. Tenant shall give prompt notice to Landlord in case of fire or other casualty ("Casualty") to the Premises.

Section 16.2 Right to Terminate. If (i) the buildings (taken in the aggregate) in the Property or the building which contains the Premises is damaged to the extent of more than thirty-three percent (33%) of the cost of replacement thereof; or (ii) during the last two years of the Term the Premises are damaged to the extent of more than twenty (20%) of the cost of replacement thereof; or (iii) the Premises are damaged to the extent that such damage cannot be repaired within twelve (12) months from the date of the casualty, then Landlord may terminate this Lease by notice to Tenant within sixty (60) days after the date of the Casualty if Landlord simultaneously terminates the leases of all other tenants of the portions of the Property owned by Landlord whose premises were damaged. If Landlord so terminates this Lease then the termination date of this Lease shall be the date set forth in the notice to Tenant, which date shall not be less than thirty (30) days nor more than ninety (90) days after the giving of said notice. The "cost of replacement" shall be determined by the company or companies insuring Landlord against the Casualty, or, if there shall be no such determination, by a qualified contractor selected by Landlord to determine such "cost of replacement."

(b) If during the last two (2) years of the Term either (i) the Premises are damaged to the extent of thirty-three percent (33%) or more of the cost of replacement thereof, or (ii) more than fifty percent (50%) of the Gross Leasable Area of the Property immediately before such Casualty is rendered untenantable, Tenant may terminate this Lease by giving Landlord at least thirty (30) days' prior notice given within sixty (60) days after the date of the Casualty. Notwithstanding anything to the contrary contained herein, in the event of a Casualty to the Premises (and provided the

Lease is not terminated pursuant to the provisions contained in this Article), if Landlord fails to complete the Landlord's restoration and/or repairs to the Premises in accordance with the provisions of Section 16.3 within twelve (12) months from the date upon which the building permit required for restoration is issued to Landlord or within such greater period as approved in writing by Tenant, Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days' prior notice given within thirty (30) days after the expiration of the aforesaid period.

(c) If the Casualty shall render the Premises untenantable, in whole or in part, all Rent shall abate proportionately during the period of such untenantability, computed on the basis of the ratio which the amount of Gross Leasable Area of the Premises rendered untenantable bears to the total Gross Leasable Area of the Premises. The Breakpoint shall also be reduced in proportion to such reduction in Minimum Rent. Such abatement shall terminate on the earlier of (i) thirty (30) days after the date any such repair and restoration work is substantially completed by Landlord, or (ii) the date Tenant reopens for business in the portion of the Premises previously rendered untenantable. Except to the extent specifically set forth in this Section 16.2, neither the Rent nor any other obligations of Tenant under this Lease shall be affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under law or by statute.

(d) Upon any termination of this Lease under any of the provisions of this Article, the portion of the proceeds of the Tenant's All Risk insurance provided for in Section 15.2(a) that is allocable to the Tenant's Work, Tenant's leasehold improvements, equipment, fixtures and other items, which, by the terms of this Lease, rightfully belong to Landlord upon the termination of this Lease by whatever cause, shall be paid by the insurance company or companies directly to Landlord, and shall belong to and be the sole property of Landlord.

Section 16.3 Landlord's Duty to Reconstruct. If this Lease is not terminated under any of the provisions of this Article, subject to Landlord's ability to obtain the necessary permits, the availability of insurance proceeds and receipt of all requisite written consents from Landlord's lender(s), Landlord shall repair the Premises (excluding merchandise, trade fixtures, furnishings, wall coverings, carpeting or floor covering, drapes, equipment and items of personal property of Tenant located in the Premises, which shall be Tenant's obligation to repair, restore or replace) to a substantially similar condition as existed prior to the Casualty; provided, Landlord shall not be required to expend an amount in excess of the insurance proceeds received by Landlord in performing such repairs or reconstruction. However, such reconstruction or restoration by Landlord shall be only to the extent of the improvements comprising the Premises as of the Delivery Date. If insurance proceeds are not available to Landlord for the repair of the Premises, as provided herein, Tenant shall be assessed for such proceeds in accordance with the Declaration.

Section 16.4 Tenant's Duty to Reconstruct. If this Lease is not terminated under any of the provisions of this Article, Tenant shall promptly commence and diligently pursue the repair and restoration of all of the items specified as Tenant's Work in Exhibit "E", as well as Tenant's leasehold improvements, trade fixtures and other property in the Premises to a substantially similar condition as existed prior to the Casualty. Tenant shall reopen for business in the Premises as soon as practicable after the occurrence of the Casualty.

Section 16.5 Condominium Association. Tenant acknowledges and agrees that Landlord's obligations to rebuild and repair under this Section are subject to the provisions of the Master Declaration. Landlord shall not be in default of any obligation to rebuild or repair for so long as Landlord is prevented or delayed due to the provisions of the Master Declaration.

ARTICLE XVII
EMINENT DOMAIN

Section 17.1 Taking. If the Premises, or such portion thereof as to render the balance (when reconstructed) totally unsuitable for the Permitted Use, shall be taken by condemnation or right of eminent domain, either party, upon written notice to the other, shall be entitled to terminate this Lease; provided that such notice is given not later than thirty (30) days after the Tenant has been deprived of possession. For the purposes of this ARTICLE XVII, any deed or any transfer of title in lieu of any such taking shall be treated as such a taking. Moreover, for the purposes of this ARTICLE XVII, a taking of the Tenant's entire interest in the Premises (or assignment or termination in lieu thereof) shall be treated as a taking of the entire Premises, and in such event the Tenant shall be treated as having been deprived of possession on the effective date thereof. Should any part of the Premises be so taken or condemned, and should this Lease not be terminated in accordance with the foregoing provision, the Landlord covenants and agrees within a reasonable time after such taking or condemnation, and the determination of the Landlord's award therein, to expend so much as may be necessary of the net amount which may be awarded to the Landlord in such condemnation proceedings in restoring the Premises to an architectural unit as nearly like their condition prior to such taking as shall be practicable. Should the net amount so awarded to the Landlord be insufficient to cover the cost of restoring the Premises, as estimated by the Landlord's architect, the Landlord may, but shall not be obligated to, supply the amount of such insufficiency and restore the Premises as above provided, with all reasonable diligence, or to terminate this Lease. Where the Tenant has not already exercised any right of termination accorded to it under the foregoing portion of this paragraph, the Landlord shall notify the Tenant of the Landlord's election not later than ninety (90) days after the final determination of the amount of the award. Further, if so much of the Property shall be so taken that continued operation of the Property would not be economically feasible in the Landlord's judgment or prohibited by zoning or other applicable law, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire so to do not later than thirty (30) days after the effective date of such taking. Landlord shall not exercise its right to terminate this Lease pursuant to this Section 17.1 in a manner which will unreasonably discriminate against Tenant.

Section 17.2 Restoration. Out of any award or awards for any taking of the Premises (including, without limitation, any taking of the Tenant's leasehold interest as aforesaid), in condemnation proceedings or by right of eminent domain, the Landlord shall be entitled to receive and retain the amounts awarded for the Premises and for the Landlord's business loss. The Tenant shall be entitled to receive and retain only such amounts as may be specifically awarded to it for

the taking of its trade fixtures and furniture and its leasehold improvements and for moving damages, only to the extent such amounts are awarded in a separate proceeding and only to the extent the Landlord's award is not thereby reduced and the Tenant is not otherwise reimbursed for the same by the Landlord. Upon any termination of this Lease pursuant to this ARTICLE XVII, Landlord shall refund any unearned rent and other charges previously paid to Landlord.

Section 17.3 Rent Adjustment. In the event of any such taking of the Premises, the Minimum Rent and all other charges payable by Tenant hereunder except Common Area Maintenance Expenses and Taxes payable pursuant to ARTICLES VII and VIII hereof, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated.

Section 17.4 Condominium Association. Tenant acknowledges and agrees that Landlord's obligations to rebuild and repair under this Section are subject to the provisions of the Master Declaration. Landlord shall not be in default of any obligation to rebuild or repair for so long as Landlord is prevented or delayed due to the provisions of the Master Declaration.

ARTICLE XVIII
BANKRUPTCY OR INSOLVENCY

Section 18.1 Bankruptcy Filing. If the Tenant or any Guarantor shall become a debtor under the United States Bankruptcy Code, 11 U.S.C. §§101 et seq. (the "Bankruptcy Code") then, to the extent that the Bankruptcy Code may be applicable or affect the provisions of this Lease, the following provisions shall also be applicable. If the trustee or debtor-in-possession shall fail to elect to assume this Lease within sixty (60) days after the commencement of a case under the Bankruptcy Code, this Lease shall be deemed to have been rejected; and the Landlord shall be thereafter immediately entitled to possession of the Premises and this Lease shall be terminated subject to and in accordance with the provisions of this Lease and of law (including such provisions for damages). No election to assume (and, if applicable to assign) this Lease by the trustee or debtor-in-possession shall be permitted or effective unless: (i) all defaults shall have been cured and the Landlord shall have been provided with adequate assurances reasonably satisfactory to the Landlord, including (a) any reasonably required guaranties and/or security deposits, and (b) any other reasonably required assurances that there will continue to be sufficient funds and personnel available to professionally merchandise, stock, promote, staff and operate the Premises in strict compliance with all provisions of this Lease; and (ii) neither such assumption nor the operation of the Premises subsequent thereto shall, in the Landlord's reasonable judgment, cause or result in any breach or other violation of any provision of this or any applicable lease, mortgage or other contract, or disrupt the tenant mix of the Property; and (iii) the assumption and, if applicable, the assignment of this Lease satisfies in full the provisions of the Bankruptcy Code, including, without limitation, Sections 365(b)(1) and (3) and (f)(2); and (iv) the assumption has been ratified and approved by order of such court or courts as have final jurisdiction over the Bankruptcy Code and the case. No assignment of this Lease by the trustee or debtor-in-possession shall be permitted or effective unless the proposed assignee likewise shall have satisfied (i), (ii), (iii) and (iv) of the preceding sentence regarding such assignment, and any such assignment, shall, without limitation, be subject to the provisions of Section 11.3 hereof. When pursuant to the Bankruptcy Code the trustee or debtor-in-possession is obligated to pay reasonable use and occupancy charges, such charges shall not be less than the Minimum Rent and other charges specified herein to be payable by the Tenant. Neither the Tenant's interest or estate in the Premises herein or created hereby nor any lesser interest or estate of the Tenant shall pass to anyone under any law of any state or jurisdiction without the prior written consent of the Landlord. In no event shall this Lease, if the Term has expired or has been terminated in accordance with the provisions of this Lease, be revived, and no stay or other proceedings shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this Lease pursuant to the provisions of this ARTICLE XVIII or prevent the Landlord from regaining possession of the Premises thereupon.

ARTICLE XIX
EVENTS OF DEFAULT AND LANDLORD'S REMEDIES

Section 19.1 Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Section 19.2 below:

(i) if Tenant vacates or abandons the Premises or fails to continuously operate its business in the Premises in compliance with Section 10.2 hereof;

(ii) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after written notice;

(iii) failure to cure immediately upon notice thereof any condition caused by Tenant or Tenant's employees, contractors, agents or invitees, which is hazardous, materially interferes with the operation or leasing of the Property, or causes the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates;

(iv) violating Article XI respecting transfers;

(v) any of the following:

1) Tenant or any Guarantor of this Lease making any general assignment for the benefit of creditors,

2) filing by or for reorganization or arrangement under any law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days),

3) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days,

4) attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease,

5) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts,

6) Tenant's or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature;

(vi) a violation by Tenant or any Affiliate of Tenant under any other lease with Landlord (or an Affiliate of Landlord) for other premises that is not cured within the time permitted for cure thereunder,

(vii) violation of any provision of the Declaration, unless such failure is cured within seven (7) days after written notice and Tenant promptly pays any and all fines or similar costs resulting from such violation;

(viii) failure to timely and fully comply with any deadline or requirement set forth in Exhibit "E", unless such failure is cured within seven (7) days after written notice; or

(ix) failure to observe or perform any term or condition of this Lease (other than as set forth in 19.1(i) or (ii)), unless such failure is cured within any period of time following notice expressly provided herein, or, if no time is provided herein, within thirty (30) days following written notice. Notwithstanding the foregoing, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within sixty (60) days following Landlord's notice.

If Tenant violates the same term or condition of this Lease on more than two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure.

Section 19.2 Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any law or other provision of this Lease:

(a) Landlord may terminate this Lease and Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant: (i)any unpaid Rent as of the termination date, (ii) any unpaid Rent which would have accrued after the termination date during the balance of the Term, (iii) Costs of Reletting (as defined in Section 19.7 below) that Landlord may incur in order to enter such replacement lease, and (iv) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligations for Taxes, Common Area Maintenance Expenses and Percentage Rent shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then on Landlord's reasonable estimates based on historical costs projected over the Term). The amounts computed in accordance with the foregoing subclauses (i) and (ii) shall both be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value. For the purposes of the ARTICLE XIX, it shall be deemed that Percentage Rent for any period after any such Default and entry by the Landlord would have been at a monthly rate thereafter equal to one twelfth ($1/12^{th}$) of the average annual Percentage Rent which the Tenant was obligated to pay to the Landlord under this Lease either: (i) from the Commencement Date to the date of such default; or (ii) during the last three (3) years prior to the date of such Default, whichever is the greater. The payment of the foregoing amounts shall be paid as agreed liquidated damages and not as a penalty; the parties agree that it is difficult or impossible to calculate the damages which Landlord will suffer as a result of Tenant's default, and this provision is intended to provide a reasonable estimate of such damages.

(b) Landlord may terminate the Lease or Tenant's right of possession (disregarding whether the Lease terminates as a matter of law as a result of the execution of a Writ of Possession), reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent that thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Section 19.7, below, (iii) the unpaid Rent for the balance of the Term as such becomes due after the time of the judgment reduced as provided in Section 19.5 hereof, and (iv) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Section 19.7 below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (a) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable law. Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section this Article shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

(c) Landlord shall have, and Tenant hereby grants to Landlord, a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, upon all of the property now or hereafter owned by

Tenant and now or hereafter located on the Premises and the proceeds thereof. In connection herewith, Landlord shall have, in addition to any other remedies, any and all of the remedies afforded to secured parties under the provisions of the Uniform Commercial Code, as codified in the State of Georgia. Tenant authorizes Landlord to file such financing statements as Landlord may now or hereafter deem prudent to perfect such security interest. Tenant shall cooperate with Landlord's efforts to assemble a listing of Tenant's personal property located in the Premises for use as an exhibit to a financing statement or otherwise.

Section 19.3 Mitigation of Damages. Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord does undertake to mitigate damages: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Property, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or an Affiliate leases any other portions of the Property or District before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in Section 19.2 above. In recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below rates for new leases of comparable space at the Property at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

Section 19.4 Reletting. If this Lease or Tenant's right to possession is terminated (disregarding whether the Lease terminates as a matter of law as a result of the execution of a Writ of Possession), or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion. The consideration received from such reletting shall be applied pursuant to the terms of Section 19.7 hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof. Notwithstanding any such reletting, Landlord may thereafter terminate this Lease at any time.

Section 19.5 Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent that has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable (in which event, Tenant's obligations for Taxes and Common Area Maintenance Expenses that would have accrued thereafter shall be projected in the manner described in Section 19.2, above); provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of three percent (3%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

Section 19.6 Landlord's Cure of Tenant Default. If Tenant is in Default of any obligation under this Lease (except that no notice and grace period shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

Section 19.7 Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all costs and expenses incurred by Landlord for any repairs or other matters described in Section 19.4 above, brokerage commissions, the cost of improvements reasonably required in order to relet the Premises, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or

perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease, or Tenant's right to possession, after this Lease, or Tenant's right to possession, is terminated based on a Default by Tenant.

Section 19.8 Landlord Default. In no event shall the Landlord be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days after written notice by the Tenant to the Landlord specifying in reasonable detail the nature and extent of the failure and identifying the Lease provisions containing the obligation, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant shall be entitled to an equitable abatement of Rent during the period commencing upon the occurrence of such default and ending upon Landlord's cure thereof.

ARTICLE XX
SUBORDINATION, FINANCING AND ESTOPPEL CERTIFICATE

Section 20.1 Subordination. This Lease shall be automatically subject and subordinate to any mortgages or deeds to secure debt that are now existing or may hereafter be placed upon the Property Land or any portion thereof containing the Premises, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof, without the need for any further instrument or for the mortgagee or trustee named in said mortgages or deeds to secure debt to make any election; except that any mortgagee may elect to give this Lease priority over the lien of its mortgage or deed to secure debt by notice delivered to the Tenant. In the event of such election, and upon notification by such mortgagee or trustee to the Tenant to that effect, this Lease shall be automatically deemed to have priority over the lien of said mortgage or deed to secure debt, without the need for any further instrument, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed to secure debt. The Tenant shall execute and deliver whatever instruments may be required for any of the foregoing purposes within fourteen (14) days after demand. Such instruments shall be substantially similar to the form attached hereto as Exhibit "I" or such other form as may be reasonably required by any such mortgagee. Notwithstanding the foregoing, the subordination of this Lease to any mortgage or deed to secure debt encumbering the Property Land and entered into after the date hereof shall be conditioned upon the execution by the holder of an instrument, on such holder's standard form, providing, in essence, that, so long as Tenant is not in Default hereunder, neither Tenant's possession of the Premises nor its rights hereunder shall be disturbed as a result of any default by Landlord under such mortgage or deed to secure debt or by any exercise by such holder of its rights and remedies thereunder.

Section 20.2 Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Property or any portion thereof containing the Premises, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor-in-interest and recognizes such successor as Landlord under this Lease, provided that such successor-in-interest agrees not to disturb Tenant leasehold interest. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Premises.

Section 20.3 Financing. In the event any construction lender, land lessor, or the lender for the Property requires, as a condition to financing, modifications to this Lease, then, provided such modifications do not materially and adversely alter the approved working plans, do not increase any monies to be paid by Tenant and do not materially and adversely affect Tenant's rights and obligations pursuant to the Lease Agreement, Landlord shall submit to Tenant a written amendment with such required modifications. If Tenant fails to either object to the requested amendment or execute and return the same within thirty (30) days after the amendment has been submitted, Landlord shall be entitled to its remedies as specified in Section 19.2. Nothing herein shall require Tenant to execute an amendment or amendments to accomplish changes which would (i) change the Minimum Rent, additional rent or Percentage Rent payable by Tenant; (ii) change the Permitted Use; (iii) change the size, dimensions or location of the Premises; (iv) change the length of the Term; (v) change Landlord's construction obligations; (vi) change the conditions precedent as to Tenant's initial opening requirements, or (vii) place a lien on Tenant's assets.

Section 20.4 Estoppel Certificate. Tenant shall, without charge therefor, at any time and from time to time, within twenty (20) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in reasonable form, certifying to Landlord, any mortgagee, or any purchaser of the Property or any other person designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Premises and has unconditionally accepted the same; (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) that rent is paid currently without any offset or defense thereto; (v) the dates, if any, to which any rent has been paid in advance; (vi) whether or not there is then existing any claim of Landlord's default under this Lease and if so, specifying the same in detail; and (vii) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (viii) any other matters relating to the status of this Lease that Landlord, any mortgagee, or any purchaser of the Property or any other person designated by Landlord may request to be confirmed. Such estoppel certificate shall be substantially similar to the form attached hereto

as Exhibit "J" or such other form as may be reasonably required by Landlord or any such mortgagee, purchaser or other person.

Section 20.5 Remedies. Any failure by Tenant to execute any certificate, statement or instrument in accordance with the foregoing provisions of this Article shall be a Default, and shall constitute an irrevocable power of attorney appointing and designating Landlord or its successors or assigns as attorney-in-fact for Tenant, to execute and deliver such certificate, statement, instrument or financing statement.

Section 20.6 Assignment of Rents. With reference to any assignment by the Landlord of the Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of the first mortgage or deed of trust on the Premises, the Tenant agrees:

(a) that the execution thereof by the Landlord, and the acceptance thereof by such holder, shall never be deemed an assumption by such holder of any of the obligations of the Landlord hereunder, unless such holder shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such holder shall be treated as having assumed only the Landlord's obligations hereunder arising from and after foreclosure of such holder's mortgage or deed of trust and the taking of possession of the Premises by such holder.

Section 20.7 Notice to Mortgagee. After receiving written notice from any person, firm, or other entity, that it holds a mortgage (which term shall include a deed of trust) which includes as part of the mortgaged premises the Premises, the Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to the Landlord under the terms of this Lease, but such notice may be given by the Tenant to the Landlord and such holder concurrently.

ARTICLE XXI
ADVERTISING AND PROMOTION

Section 21.1 [INTENTIONALLY DELETED].

Section 21.2 [INTENTIONALLY DELETED].

ARTICLE XXII
MISCELLANEOUS PROVISIONS

Section 22.1 Waiver. Failure on the part of the Landlord or the Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by that party of any of its rights hereunder. No waiver at any time of any of the provisions hereof by the Landlord or the Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of the Landlord or the Tenant to or of any action by the other requiring that party's consent or approval shall not be deemed to waive or render unnecessary that party's consent or approval to or of any subsequent similar act by the other.

No payment by the Tenant, and no acceptance by the Landlord, of a lesser amount than shall be due from the Tenant to the Landlord shall be treated otherwise than as a payment on account. The acceptance by the Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and the Landlord may accept and/or retain such check without prejudice to any other rights or remedies which the Landlord may have against the Tenant. The payment by Tenant of any sum or sums due hereunder to Landlord, or the acceptance of and/or retention of any such payment by Landlord, at a time when a Default or state of facts which with notice and/or the passage of time may ripen into a Default exists, shall never be or be deemed to be a waiver by Landlord of any of its rights under this Lease, ARTICLE XIX hereof or otherwise under Georgia law and Landlord may accept and/or retain such amount under those circumstances without prejudice to any other rights or remedies which Landlord may have against Tenant.

Section 22.2 Covenant of Quiet Enjoyment. The Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under the Landlord; but it is understood and agreed that this covenant and any and all other covenants of the Landlord contained in this Lease shall be binding upon the Landlord and the Landlord's successors only with respect to breaches occurring during the Landlord's and the Landlord's successors, respective ownership of the Landlord's interest hereunder.

Section 22.3 Brokerage. Each party warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, and in the event of any brokerage claims against either party predicated upon prior dealings with the other party, the party through which any such claim arises agrees to indemnity, hold harmless and defend the other party against the same.

Section 22.4 No Joint Venture. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 22.5 Fees and Expenses. In the event of any litigation, arbitration or other proceeding between Landlord and Tenant, or their successors in interest, arising out this Lease or Tenant's use of the Premises, the prevailing party therein shall be allowed to recover all costs of litigation or other proceedings, including but not limited to reasonable attorney's fees expended or incurred in such proceedings.

Section 22.6 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 22.7 Provisions Binding. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Landlord and the Tenant. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of the Tenant is not intended to constitute a consent to assignment by the Tenant that, pursuant to ARTICLE XI hereof, requires Landlord's consent, but has reference only to those instances in which the Landlord may later give written consent to a particular assignment as required by the provisions of ARTICLE XI hereof.

Section 22.8 Other Agreements. The Tenant hereby warrants and represents that neither this Lease nor the operation of the Premises hereunder violates the provisions of any instrument heretofore executed by the Tenant or any affiliate of the Tenant, including, without limitation, any so-called radius restriction contained in any such instrument.

Section 22.9 Governing Law/Venue. The Laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease. In the event a dispute arises concerning this Lease, jurisdiction and venue of said dispute shall be proper only in the courts of the State of Georgia located in Fulton County, Georgia and Tenant hereby waives all defenses related to personal jurisdiction, venue, or *forum non conveniens* in any action involving this Lease or the Guaranty, brought and filed in Fulton County, Georgia. The jurisdiction and venue consented to and agreed upon in this paragraph are not exclusive but are cumulative and in addition to the jurisdiction and venue of any other court under any applicable laws or in equity.

Section 22.10 Recording. This Lease nor any memorandum or short form thereof shall not be recorded without the written consent and joinder of the Landlord.

Section 22.11 Notices. Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to the Landlord or to the Tenant, the same shall be in writing and shall be sent by certified mail, postage prepaid, or shall be delivered by nationally recognized overnight delivery service (such as Federal Express):

If intended for the Landlord, addressed to it at the address set forth in Section 1.1(b) above (or to such other address or addresses as may from time to time hereafter be designated by the Landlord by like notice);

If intended for the Tenant, addressed to it at the address set forth in Section 1.1(a) above (or to such other address or addresses as may from time to time hereafter be designated by the Tenant by like notice).

All such notices shall be effective (i) upon the earlier of delivery or three (3) business days after being deposited in the U.S. Mail if sent certified mail or (ii) one (1) business day after being sent by overnight delivery.

Any such notice, demand, or communication from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party provided that such attorney is authorized to act on behalf of such party.

Section 22.12 Paragraph Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

Section 22.13 Holding-Over. Any holding-over by the Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at 150% of the rent and other charges specified herein (and if varying rates are specified herein, at 150% of the highest such rate), prorated on a daily basis, and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

Section 22.14 Interest. All payments becoming due under this Lease and not paid when due shall bear interest from the applicable due date until received by the Landlord at the Default Rate.

Section 22.15 Force Majeure. In the event that either party hereto shall be delayed in the performance of its obligations under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials or shall at any time be so delayed by reason of failure of power, restrictive governmental laws or reasons of a similar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Nothing contained in this Section 22.15 shall excuse Tenant from any payment required by the Terms of this Lease. Further, Landlord's reduction of heat, light, air conditioning, or any other services whatsoever to the Property because of any similar or dissimilar event constituting a cause for excusable delay hereunder shall not relieve Tenant from its obligations under Article X of this Lease.

Section 22.16 Consent. Tenant agrees that, notwithstanding anything contained in this Lease to the contrary, in the event Landlord refuses or fails to grant, or delays in the granting of, such Landlord's consent or approval, Tenant's

sole and exclusive remedy shall be an action or proceeding for specific performance, injunction, or declaratory judgment. In the event Tenant is successful in any such action or proceeding, the requested consent or approval shall be deemed to have been granted. Tenant shall be entitled to its attorney's fees in connection with any action or proceeding to secure Landlord's consent or approval should it prevail in an action to secure Landlord's consent or approval.

Section 22.17 Financial Statements. Upon Landlord's written request, Tenant shall, within fifteen (15) days after Landlord's request therefor, furnish to Landlord financial statements outlining Tenant's then current financial condition and shall furnish financial statements outlining the current financial condition of any Guarantor of this Lease. The provisions of this Section 22.17 shall apply to financial statements of Tenant and/or any Guarantor. Landlord may request financial statement(s) not more than once per Lease Year and shall use reasonable efforts to maintain all financial information provided in a confidential manner; provided, however, that Landlord may disclose such financial statements to Landlord's management agent, investors, mortgagees, prospective mortgagees or purchasers.

Section 22.18 Entire Agreement. This Lease, together with the exhibits attached hereto and incorporated herein, contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties, or representations, oral or written, express or implied, between them other than as herein set forth. No addition, change, or modification of this Lease or any of the provisions hereof shall be valid or effective unless the same is in writing and signed by the parties hereto. No alleged or conditioned waiver of any of the provisions of this Lease shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced.

Section 22.19 LIABILITY OF LANDLORD. NEITHER LANDLORD, LANDLORD'S BENEFICIARIES, ANY PERSONS OR ENTITIES COMPRISING LANDLORD, OR ANY SUCCESSOR IN INTEREST TO LANDLORD (OR TO SUCH PERSONS OR ENTITIES) SHALL HAVE ANY PERSONAL LIABILITY FOR ANY FAILURE BY LANDLORD TO PERFORM ANY TERM, COVENANT OR CONDITION OF THIS LEASE. IF LANDLORD SHALL FAIL TO PERFORM ANY COVENANT, TERM OR CONDITION OF THIS LEASE UPON LANDLORD'S PART TO BE PERFORMED, AND IF AS A CONSEQUENCE OF SUCH DEFAULT TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE PROCEEDS OF SALE RECEIVED UPON EXECUTION OF SUCH JUDGMENT AND LEVIED THEREON AGAINST THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PROPERTY AND OUT OF RENTS OR OTHER INCOME FROM SUCH PROPERTY RECEIVABLE BY LANDLORD, OR OUT OF THE CONSIDERATION RECEIVED BY LANDLORD FROM THE SALE OR OTHER DISPOSITION OF ALL OR ANY PART OF LANDLORD'S RIGHT, TITLE AND INTEREST IN THE PROPERTY, SUBJECT, NEVERTHELESS, TO THE RIGHTS OF LANDLORD'S MORTGAGEE, AND NEITHER LANDLORD NOR ANY OF THE PARTIES OR ENTITIES COMPRISING LANDLORD HEREIN SHALL BE LIABLE FOR ANY DEFICIENCY. THE FOREGOING LIMITATION OF LIABILITY SHALL BE NOTED IN ANY JUDGMENT SECURED AGAINST LANDLORD AND IN THE JUDGMENT INDEX.

Section 22.20 Transfer by Landlord. Landlord hereunder shall have the right to freely assign this Lease without notice to or consent of Tenant. Landlord shall be released from all liability hereunder from and after the date of such transfer.

Section 22.21 [INTENTIONALLY DELETED].

Section 22.22 Rules and Regulations. Tenant and Tenant's agents, employees, invitees and visitors agree to fully comply with and observe those Rules and Regulations attached hereto as Exhibit "F" and incorporated herein by this reference. The Rules and Regulations may be amended, modified and supplemented by Landlord from time to time, in Landlord's sole discretion. Tenant's and its agents', employees', invitees' and visitors' failure to keep and observe such Rules and Regulations shall constitute a default pursuant to the terms of this Lease in the manner as if the same were contained herein as covenants, which shall carry with it the same consequences under Article XIV hereof as Tenant's failure to pay Rent.

Section 22.23 General Rules of Construction. (a) This Lease may be executed in several counterparts and the counterparts shall constitute one and the same instrument; (b) Landlord may act under this Lease by its attorney or agent; (c) wherever a requirement is imposed on Tenant hereunder, Tenant shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein; (d) (i) wherever appropriate herein, the singular includes the plural and the plural includes the singular; (ii) whenever the word "including" is used herein, it shall be deemed to mean "including, but not limited to"; (iii) the words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning; (e) anything in this Lease to the contrary notwithstanding: (i) any provision hereof which permits or requires a party to take any particular action shall be deemed to permit or require, as the case may be, such party to cause such action to be taken; and (ii) any provision hereof which requires any party not to take any particular action shall be deemed to require such party to prevent such action to be taken by any person or by operation of law.

Section 22.24 Headings. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

Section 22.25 Guaranty of Lease. Upon execution of this Lease, Guarantor shall execute and deliver to Landlord a Guaranty in form and substance as appears on Exhibit "G" attached hereto and made a part hereof. Any of the following shall constitute a "Default" under this Lease at any time during the term of this Lease: (a) if Guarantor's assets, or any material part or portion thereof, are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver or person acting in a similar capacity; or (b) if Guarantor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of Guarantor's assets; or (d)

if a notice of lien, levy or assessment is filed of record with respect to any of Guarantor's assets by any Governmental Authority, and the same is not paid within ten (10) days after Guarantor receives notice thereof; or (e) upon the insolvency of Guarantor, or the appointment of a receiver for, or the filing of a petition of bankruptcy by or against Guarantor; or (f) Guarantor makes an assignment for the benefit of its creditors, or admits in writing its or his inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of Guarantor of all or any part of its property; or (g) if there is a change of control in the beneficial ownership of Guarantor.

Section 22.26 Time of the Essence. Time is of the essence of this Lease and each and every provision hereof.

Section 22.27 Accord and Satisfaction. The receipt by the Landlord of less than the full rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on the Tenant's check or any letter accompanying the Tenant's check be deemed an accord and satisfaction, and the Landlord may accept such payment without prejudice to the Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease.

Section 22.28 Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information) and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders and transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by law or court proceedings.

Section 22.29 District. "District" means the urban area currently under revitalization by Master Developer, which, as of the date hereof, is designated the "Luckie Marietta District".

Section 22.30 Use of Trademark, Service Mark and/or Tradename. The Tenant acknowledges that Master Developer has a superior claim to that of Tenant in the name "Luckie Marietta" and, if it has an ownership interest or claim of any kind, claims as its sole and exclusive property the trademark, service mark, and/or tradename "Luckie Marietta" (herein referred to as the "Mark") for use in connection with the District by Master Developer or its designated assignees or licensees. The Tenant shall not claim any superior right to the Mark and shall not use the Mark in any manner whatsoever in conjunction with such Tenant's Premises or the operations conducted thereon unless it has obtained the prior written permission from Master Developer.

Section 22.31 [INTENTIONALLY DELETED].

Section 22.32 OFAC Compliance. Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, "Antiterrorism Law" is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism" "Prohibited Person" is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56).

(1) Tenant certifies that:

(a) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(b) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(2) Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

(Remainder of Page Intentionally Left Blank.)

(Signatures on Following Page.)

WITNESS the execution hereof under seal in any number of counterpart copies, each of which shall be deemed an original for all purposes as of the day and year first above written.

LANDLORD:

LEGACY PAVILION, LLC, a Georgia limited liability company

By: [signature]
Title: DAVID D. MARVIN
Date: Manager

Sworn to and subscribed in the presence of:

[signature]
Unofficial Witness

[signature]
Notary Public
My commission expires:

KATHLEEN FREEMAN
MY COMMISSION EXPIRES
NOTARY
PUBLIC
JANUARY 3, 2015
FULTON COUNTY, GEORGIA

TENANT:

DIASPORA FOODS INTERNATIONAL LLC, a Georgia limited liability company

By: [signature]
Print Name: MARVIN WOODS
Its: PRESIDENT
Date: AUG 12 2014

Sworn to and subscribed in the presence of:

[signature]
Unofficial Witness

[signature]
Notary Public
My commission expires:

KATHLEEN FREEMAN
MY COMMISSION EXPIRES
NOTARY
PUBLIC
JANUARY 3, 2015
FULTON COUNTY, GEORGIA

RIDER TO LEASE

1. RENEWAL OPTION: Tenant is hereby granted the conditional right to extend the Term of this Lease for one (1) period of five (5) years consecutive years, upon the same terms, covenants and conditions as set forth herein except that Tenant shall pay, in lieu of Minimum Rent, a sum equal to seven percent (7%) of Gross Sales on a monthly basis as described in Article VI of this Lease. To exercise such renewal option, Tenant (a) must not be in default beyond any applicable notice and cure period either at the time of exercise or on the date of commencement of the renewal period, and (b) must be open and operating fully stocked and staffed for the Permitted Use. Tenant may exercise the renewal option only by giving irrevocable and unconditional notice thereof to Landlord not less than one hundred eighty (180) days prior to the expiration of the initial Term. Should Tenant fail to give Landlord such timely written notice, Tenant's right of renewal shall automatically expire. Time is of the essence of this provision. Notwithstanding the foregoing or anything else in this Lease to the contrary, Tenant shall have no right to exercise the renewal option if Tenant's total reported Gross Sales from the Premises for the period commencing on January 1, 2016 and ending on December 31, 2016 (the "Measuring Period") shall be less than $2,750,000.00. Tenant's timely exercise of the foregoing renewal option shall have no force or effect if, following such timely exercise, Tenant fails to achieve the required Gross Sales set forth in this paragraph based on the statement of Gross Sales delivered by Tenant with respect to the Measuring Period.

2. PARKING: Landlord will assign four (4) parking spaces in the parking area for Tenant's exclusive use (for employee parking) and at no extra charge to Tenant, in such locations as shall be designated by Landlord from time to time. Parking for the Premises will be provided at 250 Park Avenue West. Valet parking for customers is available the Embassy Suites hotel, located next to the Property, at Tenant's expense during Tenant's business hours. The cost of such valet parking is estimated to be $7.50 per vehicle, which estimate is subject to variation based on actual volume and hours of use. Landlord has arranged for additional customer and employee self-parking in the parking deck located at 311 Marietta Street (the "Marietta Street Deck"). Vouchers for such self-parking are currently available to restaurant tenants at a rate of $2.50 for three (3) hours of parking. Tenant acknowledges that the availability of such self-parking may be discontinued by the owner of the Marietta Street Deck at any time; however, Landlord agrees to use commercially reasonable efforts to maintain a similar parking arrangement for Tenant's benefit on a basis comparable to that offered to other tenants of the Property.

3. STORAGE AREA: Subject to requirements of applicable law, Tenant shall be entitled to the exclusive use of that storage area in the parking garage serving the Building designated as unit #38 and containing approximately 200 square feet of space and located as shown on Exhibit "N" attached hereto and made a part hereof (the "Storage Area"), for storage of Tenant's personal property, provided Tenant complies with the following conditions:

(i) Tenant shall, at Tenant's sole cost, be solely responsible for all maintenance, repair, cleaning, and security of the Storage Area.

(ii) Tenant shall keep the Storage Area clean of any debris and trash arising from Tenant's use of the Storage Area.

(iii) Tenant or its employees shall not cause any nuisance in or around the Storage Area. Tenant shall comply with such reasonable additional rules and directives as Landlord may from time to time issue with respect to the Storage Area.

Except for calculation of Rent and other charges, for all purposes under this Lease, including insurance and indemnity obligations, the Storage Area shall be deemed included in the Premises.

Tenant shall, at its expense, continuously maintain the Storage Area throughout its hours of operation, in a clean and orderly condition for the entire Lease Term. In the event that Tenant fails to comply with its maintenance obligations hereunder with respect to the Storage Area, Landlord may, upon seven (7) days prior written notice, perform such maintenance and Tenant shall reimburse Landlord the cost thereof together with Tenant's next payment of Rent due and payable hereunder. Except for matters arising from the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant hereby releases Landlord form any loss, cost, damage, liability, or expense, including reasonable attorney's fees and litigation costs ever suffered or incurred by Landlord as a result of, in connection with, or in any way related to Tenant's utilization of the Storage Area and agrees and confirms that Tenant's indemnification of Landlord contained in Section 13.1, and Tenant's insurance obligations contained in Section 15.2 hereof shall specifically apply to Tenant's use and operation of the Storage Area.

4. FF&E: Tenant shall have the right to utilize the existing furniture, fixtures and equipment described on Exhibit "L" attached hereto and made a part hereof (the "FF&E") during the Term hereof. The FF&E shall remain Landlord's property at all times. Tenant shall maintain the FF&E in good condition and repair during the Term, and shall return the FF&E to Landlord upon the expiration or earlier termination of this Lease in the condition existing as of the Delivery Date, subject only to normal wear and tear. Any of the items comprising the FF&E which Tenant replaces or otherwise elects not to utilize shall be stored by Tenant in the Storage Area.

5. EMBASSY SUITES HOTEL LOADING DOCK AND TRASH COMPACTOR FACILITIES. Subject to the mutual agreement of Landlord and Tenant, Tenant shall have the right to utilize the alternative loading dock and trash compactor facilities at the adjacent Embassy Suites Hotel (the "ESH Hotel Facilities") in lieu of the facilities located within the Condominium Common Areas. In such event, (a) Tenant will cooperate with the management of the Embassy Suites Hotel ("ESH Management") in connection with its use of the ESH Facilities; (b) Tenant's use of the Embassy Suites Hotel loading dock shall be subject to reasonable scheduling by ESH Management; and (c) Tenant will be assessed its equitable share of the Embassy Suites Hotel trash and garbage removal expense (the

"ESH Facilities Expenses") in lieu of a share of the Centennial Park West commercial unit trash and garbage removal expense.

The ESH Facilities Expenses for each Lease Year shall be paid in advance in monthly installments, directly to ESH Management, based on amounts estimated in advance, from time to time, by ESH Management. Landlord agrees to provide (or to cause ESH Management to provide), within ninety (90) days following the expiration of each Lease Year, a statement of the actual ESH Facilities Expenses for the prior Lease Year. If the total amount paid by Tenant with respect to the ESH Facilities Expenses for any Lease Year shall be less than the actual amount due from Tenant for such Lease Year as shown on such statement, Tenant shall pay to ESH Management the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant with respect to the ESH Facilities Expenses for any such Lease Year shall exceed the actual amount due from Tenant for such Lease Year, such excess shall be credited against the next installment due from Tenant hereunder, or for any overpayment in the last Lease Year, such overpayment shall be refunded to Tenant.

Tenant shall not use the Embassy Suites Hotel loading dock as a storage area for any items, nor dispose in the Embassy Suites Hotel trash compactor any liquids, oil/grease, boxes or other recyclable items, metal, wood or furniture. Failure by Tenant to make payments in respect of the ESH Facilities Expenses as and when required herein or to adhere to the guidelines for the use of the ESH Hotel Facilities shall result in a suspension of Tenant's right to use the ESH Hotel Facilities. Tenant shall be responsible for any additional costs and expenses incurred as a result of Tenant's failure to adhere to the guidelines for the use of the ESH Hotel Facilities (e.g., inappropriate disposal, storage, and the like).

6. Tenant acknowledges that this Lease is subject to the Master Declaration, the terms and conditions of which are hereby incorporated herein by reference. Tenant agrees that notwithstanding anything in this Lease to the contrary, Tenant shall comply with all provisions of the Master Declaration applicable to the Premises and to Tenant's operations at the Property and indemnifies, defends and holds harmless Landlord against any claims, actions, liabilities and expenses (including without limitation, reasonable attorney's fees and expenses actually incurred) arising or incurred with respect to any violation of the Declaration by or caused by Tenant, or its sublessees, assigns, employees, agents, invitees or contractors. Landlord hereby agrees not to consent or join in any amendment to the Master Declaration that would materially adversely affect Tenant or its operation of its business on the Premises. Tenant further acknowledges the following: (a) that a primary component of the Common Area Maintenance Expense under the Lease is the dues assessed against the Premises (and other areas that Tenant is permitted to use) by the Association (as that term is defined in the Master Declaration), subject to the provisions of this Lease, including without limitation all caps thereon and exclusions therefrom; (b) that the accounting and record keeping for the Association dues are not performed by the Landlord and are not, other than to the extent provided for in the Master Declaration, under the Landlord's control; (c) that Landlord's obligation to provide Tenant with information and access to records is limited to Landlord's rights under the Master Declaration; and (d) that all of Tenant's activities and use of the Premises (and that of other areas Tenant is permitted to use pursuant to this Lease) are subject to the provisions of the Master Declaration.

EXHIBIT "A"

Legal Description for Property Land

ALL THAT TRACT OR PARCEL OF LAND lying in or being part of Land Lot 78 of the 14th District. Fulton County, City of Atlanta, Georgia, and being more particularly described as follows:

Commencing at a p.k. nail found at the intersection of the southwesterly right-of-way of Luckie Street (70 foot right-of-way) with the northwesterly right-of-way of Foundry Street (formerly known as Tabernacle Place) (32' right-of-way); THENCE North 40 degrees 19 minutes 33 seconds West along the southwesterly right-of-way of Luckie Street for a distance of 221.44 feet to a p.k. nail found, said point being THE POINT OF BEGINNING; THENCE South 49 degrees 40 minutes 27 seconds West leaving the southwesterly right-of-way of Luckie Street for a distance of 113.00 feet to a rebar found; THENCE North 40 degrees 19 minutes 13 seconds West for a distance of 284.91 feet to a rebar found on the southeasterly right-of-way of Thurmond Street (64 foot right-of-way); THENCE continuing along the southeasterly right-of-way of Thurmond Street North 48 degrees 23 minutes 02 seconds East for a distance of 91.83 feet to a scribe found; THENCE leaving the southeasterly right-of-way of Thurmond Street along a curve to the right having a radius of 28.17 feet and an arc length of 35.05 feet, being subtended by a chord of South 80 degrees 27 minutes 09 seconds East for a distance of 32.84 feet to a point on the southwesterly right-of-way of Luckie Street; THENCE South 40 degrees 19 minutes 33 seconds East along the southwesterly right-of-way of Luckie Street for a distance of 261.87 feet to THE POINT OF BEGINNING; said property containing 32.181 square feet or 0.73878 acres more or less and being designated as Tract "B" on that certain ALTA/ACSM Land Title Survey prepared for Fidelity National Title, Colonial Bank and Centennial Park West, LLC, prepared by Post, Buckley, Schuh & Jernigan, Inc., bearing the seal and certification of R.A Hathaway, G.R.L.S No. 1550, dated August 8, 2000.

TOGETHER WITH all right, title and interest in and to the following:

Foundation and Construction Easement Agreement by and between Centennial Hotel Company, LLC and Legacy Investments Management, LLC, dated February 18, 1998, filed February 23, 1998, recorded in Deed Book 23961, Page 125, Fulton County, Georgia records; and

Parking Easement Agreement by and between Centennial Hotel Company, LLC and Legacy Investments Management, LLC, dated February 18, 1998, filed February 23, 1998, recorded in Deed Book 23961, Page 137, Fulton County, Georgia records, as amended by that certain First Amendment to Parking Easement Agreement dated December 28, 2000, filed January 12, 2001, and recorded in Deed Book 29869, Page 272, Fulton County, Georgia records.

EXHIBIT "B"

Building Plan with Premises Noted



Premises – Level 1
THE PEASANT BISTRO
MOTOR LOBBY
ATLANTA SEGWAY TOURS
SUBWAY
FRAZIER'S
BAJA FRESH MEXICAN GRILL
HELLO ATLANTA


Premises – Level 2
THE PEASANT BISTRO
MOTOR LOBBY
LEGACY RESTAURANT PARTNERS
BAJA FRESH MEZZANINE

EXHIBIT "C"

Premises

(Page 1 of 2)


1
STREET AND MEZZANINE LEVEL PLANS
RESTAURANT
3194 SF
22'-0"
78'-6"
44'-8"
21'-10"
35'-7"
17'-10"

EXHIBIT "C"

Premises

(Page 2 of 2)



MEZZANINE
3,053 SF
TERRACE 1,022 SF
52'-5"
47'-8"
41'-1"
45'-4"
25'-0"
26'-4"
12'-1"
38'-5"
INTERIOR SPACE 6,247 NSF
TERRACE 1022 NSF
0
10
20
40

EXHIBIT "D"

[RESERVED]

EXHIBIT "E"

Handbook for Landlord's and Tenant's Work

LANDLORD'S WORK

NONE. NOTWITHSTANDING THE FOLLOWING, AND ANY OTHER PROVISIONS OF THE LEASE TO THE CONTRARY, TENANT IS TAKING THE PREMISES "AS IS".

TENANT'S WORK

A. TENANTS WORK

1. Tenant's Work Generally. Under the Lease, Tenant has agreed to accept the Premises "as is", without any obligations for the performance of improvements or other work by Landlord (except as expressly set forth in Section 4.1 of the Lease), and Tenant desires to perform certain improvements hereto (the "Tenant's Work"). Such Tenant's Work shall be in accordance with the provisions of the Lease. Performance of the Tenant's Work shall not serve to abate or extend the time for the commencement of Rent under the Lease, except to the extent Landlord delays approvals beyond the times permitted below. Where the provisions of this Exhibit are in conflict in the provisions of the Lease, the provisions of the Lease shall control.

B. PROCEDURE

1. Immediately after execution of the Lease, Tenant shall engage the services of a qualified Architect/Designer approved by Landlord. Tenant will submit to Landlord design drawings for review and approval. The electrical drawing submitted by Tenant must include a load data sheet with the following information: (a) maximum coincident demand in KVA for general light and miscellaneous power, (b) maximum coincident demand and estimated hours of demand use for special equipment power such as refrigeration, cooking, etc. (applicable to restaurants, hair stylists, computer stores, refrigerated food stores and other stores requiring special electrical equipment), and (c) if any of the above information shall change at any time, Tenant shall promptly amend its statement of such information and submit such amendment to Landlord for approval.

2. Notwithstanding anything in this Lease to the contrary, Tenant shall be fully responsible for all delay resulting from the conduct of Tenant's Work and from Tenant's actions or inaction (including those of its employees, agents, contractors, vendors, suppliers, etc.), including but not limited to, the failure to comply with all time deadlines.

3. Promptly upon Landlord's delivery of possession of the Premises to Tenant and Landlord's approval of Tenant's plans, Tenant shall commence the construction required hereunder after first having obtained all necessary permits from the jurisdictional authorities and having further deposited with Landlord Certificates of Insurance as set forth in the Lease.

4. Tenant will complete Tenant's Work within the Premises as expeditiously as possible, but in no event later than the Commencement Date. All work shall comply with all governmental requirements including, without limitation, the American's With Disabilities Act and shall, at all times during the term of the Lease, comply with all such requirements as may be amended from time to time.

5. Tenant will secure all Occupancy and Health Department permits from the jurisdictional authorities in sufficient time to allow Tenant to open for business in the Premises on the Commencement Date. Copies of the "Use and Occupancy Certificate" shall be delivered to the Landlord prior to Tenant's opening for business in the Premises.

6. In the event any mechanics' liens or other encumbrance shall at any time be filed against the Premises by reason of work, labor, services, or materials alleged to have been performed or furnished by, through, or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause any such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by bonding or paying the amount claimed to be due, and the costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord on demand.

7. If, for any reason, Tenant fails to pay any amounts due Landlord by Tenant hereunder, then, in addition to any other rights and remedies available to Landlord pursuant to the Lease or upon commencement of the term of the Lease, such amounts shall be considered Additional Rent due and payable to Landlord together with an incurred interest charge at the interest rate set forth in the Lease for a default under the Lease.

8. In all cases where the approval of Landlord is required, Landlord shall have the right to withhold approval in its sole discretion.

C. COST AND DETAILS OF THE TENANT'S WORK

Except as provided hereinafter, Tenant shall pay all costs (the "Costs of the Tenant's Work") associated with the Tenant's Work whatsoever, including, without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, insurance, and any structural or mechanical work, all HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design or construction of the Tenant's Work. Notwithstanding the foregoing, Tenant shall not be required to perform any capital improvements to the exterior of the Premises in order to comply with applicable laws unless such capital improvement are triggered by or required as a result of (i) Tenant's particular use of the Premises (as opposed to retail or restaurant uses in general), or (ii) any act or omission of Tenant.

The following work shall be performed by Tenant in strict accordance with the requirements set forth herein.

1. Store Construction. Each store must be designed and installed as set forth herein and in full compliance with all requirements of the jurisdictional authorities. All partitions and enclosures of the Premises facing on all entrances, courtyards, arcades, and the Common Area will be considered as Tenant's storefront.

2. Trim and Finish. Combustible trim and finish, where permitted, must conform to the requirements of the jurisdictional authorities, Landlord and the Landlord's insurance carrier.

3. Store Fixture Supports. All Tenant improvements, other than ceilings and lighting fixtures, must be floor mounted or affixed to studs with appropriate blocking unless approval is obtained from Landlord. All structural connections must be independent of the building shell structural system. No welded or tied connections to the bar joist system can be made without Landlord approval.

4. Membrane Waterproofing. A membrane waterproofing must be applied to any wet floor area and must extend vertically six (6) inches at all demising partitions to the exact specifications approved by Landlord. Tenant must supply certification of installation and specifications of material used on written demand of Landlord.

5. Toilet Rooms. Per code, tenant must install ADA compliant toilet room(s). Toilet rooms to include drywall partitions to roof deck, taped and insulated, level 4 finish. Water resistant drywall and 6" metal studs to be used for walls behind fixtures. A 3' x 6'-8" prehung wood door with lever handle and privacy lock to be installed and all appropriate fixtures to meet code, including exhaust fan/light. Tenant is responsible for installing unfinished concrete floor slab, smooth troweled after placement of plumbing.

6. Tenant Mezzanines. Mezzanines may be constructed only with the approval of Landlord.

7. Tenant Mechanical System. All plumbing, vents and any other mechanical and ventilation system must be approved by Landlord and conform to the following:

(a) Any air handling equipment furnished and installed by Tenant must have the approval of Landlord. No opening for fans, vents, louvers, grilles, or other devices may be installed in any demising partitions, exterior wall, or roof without the approval of Landlord.

(b) Any odor, as determined by Landlord, must be exhausted by means of duct and hood systems approved by Landlord.

(c) Condensation lines for refrigeration must be insulated and terminate within the Premises in accordance with the requirements of jurisdictional authorities, Landlord, and the Landlord's insurance carrier. A float switch or other alarm devise must be installed to prevent condensate water from being released inside the Premises.

8. Tenant Electrical Systems. Tenant's entire electrical system must conform to the following:

(1) The requirements of the jurisdictional authorities, Federal, State and Local Codes, the National Electric Code, the local utility company, Landlord, and the Landlord's insurance carrier.

(2) All sign, logo, show window, and exterior fenestration illumination must be controlled by a photocell.

(3) Any Landlord or Tenant provided storefront, show window, display case, or sign lighting must be connected to Tenant's electric panel in the manner required by Landlord.

9. Discipline. Tenant must enforce strict discipline and good order among the Tenant's contractors and employees. Tenant will not employ any person not skilled in the work he or she is performing, or any work person who is incompatible with the balance of the work force.

10. Cleanup. Tenant will maintain the Premises in a clean and orderly condition during construction and initial merchandising at all times. Tenant will promptly (but not less than daily) remove all discarded construction materials, equipment, shipping containers, packaging, debris, and flammable waste from the Premises and the Property and the area adjacent to the Property and Tenant will promptly (but not less than daily) deposit all trash in receptacles as required by Landlord from time to time.

11. Construction Staging. No construction staging will be permitted outside of tenant space.

12. Common Area Access. Elevators will not be used for construction access without prior approval of the landlord.

13. Common Area Protection. Tenants must provide protection for all common area finishes. Damage to common area finishes by tenant will be corrected by Landlord at Landlord's cost plus a 20% fee.

14. Hours of Construction. Work hours shall conform to the Rules and Regulations of Centennial Park West Condominium Association.

15. Temporary Service. (a) Landlord will provide reasonable trash removal from the site during normal working hours. Containers will be placed at locations as specified by the Landlord. Tenant is responsible for removal of its trash to that designated point. Debris is to be placed in containers. All packaging containers must be broken down prior to placing in dumpster. (b) Tenant's electrical contractor must provide ground fault protection for all power equipment used in the Premises. All temporary electric service must be removed upon completion of the work or prior to Tenant opening for business in the Premises.

16. Insurance. Prior to commencement of Tenant's work and until completion thereof, Tenant shall effect, maintain, and provide certificates to Landlord for insurance policies set forth in the Lease. Tenant shall effect, maintain, and provide policies to Landlord for Builder's Risk Insurance covering Landlord, Landlord's general contractor, Tenant and Tenant's contractors as their interests may appear against loss or damage by "ALL RISK", of physical damage except as excluded by the policy. This shall cover all Tenant's work in place, all materials stored at the site of Tenant's work, all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's work and all builder's work and all builder's machinery, tools and equipment; all while forming a part of, or contained in, such improvements or temporary structures while on the Premises or within one hundred (100) feet thereof, or when adjacent thereto while on sidewalks, streets or alleys, all to the full insurable value thereof at all times. In addition, Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's work to effect, maintain and deliver to Tenant (and Tenant shall provide copies to the Landlord) of certificates evidencing the existence of, prior to the commencement of Tenant's work and until completion thereof, the following insurance coverages:

(a) Workmen's Compensation Insurance in accordance with the laws of the State of Georgia, including Employer's Liability Insurance in form and amounts required by law.

(b) Comprehensive General Liability Insurance with limits as exhibited below:

$2,000,000 General Aggregate

$2,000,000 Products and Completed Operations Aggregate

$1,000,000 Per Occurrence

$1,000,000 Personal or Advertising Injury

$5,000 Medical Payments (to others)

(c) Automobile Insurance including "non-owned" and "hired" automobiles, against bodily injury, including death resulting therefrom, to the limits of $100,000 for any one person, and $300,000 for more than one person in any one accident, and against property damage to the limit of $100,000.

(d) All insurance as enumerated above shall be placed in an insurance company or companies acceptable to Landlord in a form acceptable to the Landlord. Tenant must provide Landlord with policies on the Builder's Risk Insurance and copies of the Certificates of Insurance at least ten (10) days prior to the start of construction.

Table of Contents

[MATRIX OMITTED]

II. GENERAL PROCEDURES

All other work necessary to complete the construction of the Premises in order to permit Tenant to open its store for conduct of business on the Commencement Date("Tenant's Work") shall be performed by Tenant within the times set forth in ARTICLE IV hereof, and in accordance with plans and specifications which shall first have been approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant's contractor shall adhere to such reasonable rules and regulations established by Landlord. Tenant shall engage Landlord's approved contractor as the general contractor for the performance of Tenant's Work.

Within fifteen (15) days following the execution of this Lease, Landlord shall furnish Tenant with one (1) set of prints of Lease Outline Drawings giving technical and design information for the Premises, provided that Landlord shall not be responsible for the accuracy, efficiency or sufficiency of said Lease Outline Drawings and Tenant shall be solely responsible for all technical and other examinations of the Premises and shall be exclusively responsible with respect to verification of actual field conditions and actual field measurements and a full review of all technical and engineering requirements with respect to the Premises and Tenant's construction therein.

Within fifteen (15) days following the execution of this Lease, Tenant shall notify Landlord's Representative in writing who Tenant's Architect (or Designer) will be, including name, address and telephone number. Tenant's Architects and Engineers must be licensed professionals within the State of Georgia and be qualified in all phases of store design and construction. Landlord reserves the right to approve Tenant's Architects and Engineers.

Basic service for Landlord's Architect/Engineer reviews of Tenant submittals shall include two (2) reviews per submittal. Any additional review exceeding the two basic reviews shall be an additional service at a lump sum fee of three hundred dollars ($300) per review payable by the Tenant.

PRELIMINARY DESIGN DRAWINGS

Within thirty (30) days from either of the following dates, whichever shall be the first to occur: (a) receipt by Tenant of Lease Outline Drawings or As-Built drawings, and (b) execution of this Lease by the parties hereto, Tenant shall submit to Landlord one (1) set of reproducible prints and two (2) sets of prints of Preliminary Design Drawings prepared by an architect with experience in commercial restaurant/retail design, showing intended design character and finishing of the Premises. The Preliminary Design Drawings shall comply with the design criteria of the Property, as may be established by Landlord. Should Tenant's storefront design be an extension of an established store prototype, it is recommended that Tenant include photographs of the most recently completed store for review. Samples of storefront and interior samples keyed to drawings should accompany this submittal. Store fixtures (both permanent and movable) should be located on Tenant's floor plan.

Said drawings shall include such information as Landlord may require.

A copy of the Preliminary Design Drawings will be returned to Tenant indicating Landlord's approval as noted or not approved within ten (10) days. Should the drawings not be approved, Tenant shall resubmit revised drawings for approval within ten (10) days of their receipt by Tenant.

WORKING DRAWINGS AND SPECIFICATIONS/FINAL PLANS

1. Within thirty (30) days following the date on which Preliminary Design Drawings bear Landlord's approval are returned to Tenant, Final Drawings and Specifications shall be prepared by Tenant's Architect (or Designer) and shall adhere to the Store Design Drawings as approved by Landlord. Working drawings and specifications which are not preceded by Store Design Drawings are subject to rejection by Landlord's Representative.

2. All Final Drawings and Specifications prepared by Tenant's Architect shall be submitted by Tenant, in the form of one (1) set of reproducible and two (2) sets of prints, to Landlord. Plans will be stamped approved for permit. Landlord shall review and provide comment to or approve Final Drawings and Specifications within twelve (12) days of receipt of same. Any Landlord comments shall be addressed by Tenant's Architect and revised working drawings will be resubmitted within ten (10) days of receipt of comments.

3. Working Drawings and Specifications shall contain such information as Landlord may reasonably require.

4. Landlord shall have the right to require Tenant to use Landlord's approved subcontractor(s) or to perform, on behalf of, and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant's Work which pertains to structural components, mechanical, sprinkler and general utility systems, and roofing system.

Tenant shall not commence the performance of Tenant's Work until such time as such Shop Drawings shall be fully and finally approved.

COMMENCEMENT OF CONSTRUCTION

Tenant shall promptly commence construction upon Landlord's approval of the drawings or notification by Landlord that the space is available for construction and receiving Building Permit. Tenant shall carry such construction to completion with all due diligence.

1. Tenant shall submit to Landlord at least two (2) days prior to the commencement of construction, the following information:

   a. Copy of building and all other permits needed to perform work within the Premises.

   b. The names and addresses of the mechanical and electrical contractors Tenant intends to engage in the construction of its Premises.

   c. The date on which Tenant's construction work will commence, together with the estimated date of completion of Tenant's construction and fixture work, and date of Tenant's projected opening for business in the Premises.

   d. Evidence of insurance as called for herein below, with a company or companies authorized to transact business in the State of Georgia.

2. Tenant shall engage the services of contractors who will work in harmony with Landlord's contractors and the contractors employed by other tenants so that there shall be no labor disputes which would interfere with the operation, construction and completion of the Property or with any work being carried out therein. Work undertaken by Tenant at Tenant's expense shall only be awarded to contractors licensed to do business in Georgia.

   Tenant shall satisfy Landlord that adequate arrangements have been made to ensure that all Tenant's contractors shall be paid in full for completed work ordered by Tenant. Tenant shall comply with all applicable mechanics lien laws and shall hold the Landlord harmless for any liens filed against the property of the Landlord for the work of the Tenant. Any mechanic's liens encumbering the property resulting from work performed by Tenant or its contractors or agents shall be removed or sufficiently bonded over by Tenant within twenty (20) days from the recording of such lien in public records.

3. Construction shall comply in all respect with applicable Federal, State, City and County statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the Tenant's construction and completion of the Premises shall be obtained and paid for by Tenant.

4. Tenant shall cause its contractor to provide record of shop drawings for systems and equipment as requested by Landlord or Landlord's architect.

5. Tenant shall cause its contractors to maintain the Premises in a clean and orderly condition during construction. All unusable shipping containers, packaging, and other debris shall be broken down and contained within the Premises until removed from the Property on a daily basis by Tenant's contractor. Flammable waste must be confined to covered metal containers until removed by Tenant. All usable construction material, equipment, fixtures, merchandise, etc. must always be contained within the Premises. Public corridors, service/exit corridors and the exterior of Landlord's building shall be kept clear and clean at all times. If Tenant fails to clean, as described in this paragraph, Landlord may, but shall not be obligated to, clean at Tenant's expense.

6. Tenant shall cause its contractor to provide warranties for not less than one year against defects in workmanship, materials and equipment.

7. Tenant's Work shall be subject to observation by Landlord, its consultants, and its supervisory personnel.

8. Any flame cutting or welding activities by Tenant or its contractors must be performed by qualified (and where required, certified) personnel. Further, the area surrounding such activities must be supervised by other qualified personnel during and for one hour following such work operations, to prevent unintended incidence of fire. At least five (5) working days prior to any construction work by Tenant or its contractors involving open flame, Tenant must notify Landlord in writing of its intent to conduct such activity so that Landlord may, if deemed necessary, disable fire alarm and sprinkler systems to the affected area(s). Any expense incurred by Landlord to temporarily disable and re-enable any fire protection system shall be reimbursed by Tenant. (Note: In all events, fire safety systems must be enabled during non-working hours.) <u>In no event shall Tenant proceed with any intentional open flame activities within the Premises or the Property without written confirmation from Landlord of it permission to proceed.</u>

9. Upon the completion of the Tenant's Work, all facilities installed by Tenant shall be in full use without defects.

10. All work performed by Tenant shall be performed so as to cause no interference with other tenants and the construction and operation of the Property. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant's Work and properly police same. Construction equipment and materials are to be located within the Premises and truck traffic is to be routed in and from the Property, all as directed by Landlord and so as not to burden the construction and operation of the Property.

11. Landlord shall have the right, but not obligation, to stop Tenant's Work whenever necessary to obtain compliance with applicable building and safety codes or the approved working drawings and specifications.

12. Tenant and its contractors shall comply with the guidelines for Tenant's Work procedures and temporary construction facilities set forth in the Tenant's Manual and such other construction rules and regulations which may be issued by Landlord from time to time.

13. Landlord shall have the right to order Tenant or Tenant's contractor, if there is a willful violation by Tenant or Tenant's contractor of any of the above requirements, to cease work, and to remove himself and his equipment and employees from the Property.

14. Tenant will not employ any unfit person or anyone not skilled in the work he is performing, or any workman who is incompatible with the balance of the work force or who will cause, or whose presence will cause, labor disputes or work stoppages and Tenant shall cause Tenant's contractors to comply with the above. In the event any employee(s) of Tenant or Tenant's contractor(s) causes a labor dispute or work stoppage, Tenant expressly agrees to have such employee(s) immediately removed from the Property upon Landlord's request, and further agrees that Tenant's failure to do so shall constitute a material default under the Lease.

III. TENANT CONTRACTOR CHECK-IN

Tenant's contractors will follow Landlord's pre-construction procedures with regard to insurance certificates (for insurance coverages as outlined below), notice of work commencement, posting of permits and plans and other reasonable rules as Landlord may establish.

Tenant's Work shall not unreasonably interfere with the performance of construction or other work by Landlord or any other tenant of the Property, or unreasonably impede vehicular or pedestrian ingress or egress from the Property or any part thereof. Tenant's contractors shall adhere to such reasonable rules and regulations established by Landlord.

1. Tenant, upon the date Tenant commences work or is obligated to commence work, shall pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the demolition and/or construction of the Premises. Storage of Tenant's contractors' construction material, tools, equipment and debris, shall be confined to the Premises and in areas which may be designated for such purposes by Landlord. In no event shall any material or debris be stored in the common areas or in service or exit corridors of the Property.

2. During construction Tenant may utilize the existing electrical service and reimburse Landlord on a metered basis. No open flame burners are permitted and only electricity may be used for temporary heat, if required.

3. Coming Soon Sign. If, during Tenant's initial construction, placement of fixtures and merchandise stocking, the Property is open (or shall open) for business, Tenant may at its expense, with the prior written consent of Landlord, provide and install a "coming soon" sign on the front of the Premises.

INSURANCE

Prior to commencement of the Tenant's Work and until the last to occur of (a) the completion of the Tenant's Work, or (b) the Commencement Date, the Tenant shall maintain, or cause to be maintained, casualty insurance in builder's risk form, covering the Landlord, the Landlord's officers, directors, employees and agents, the Landlord's contractor or subcontractors, the Tenant, the Tenant's contractors and all subcontractor, materialmen, mechanics and/or laborers, as their interest may appear, against loss or damage by fire, vandalism and malicious mischief, and such other risks as are customarily covered by the so-called "extended coverage endorsement" upon all the Tenant's Work in place, and all materials stored at the site of the Tenant' Work and all materials, equipment, supplies and temporary structures of all kinds incidental to the Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or contained in, such improvements or temporary structures while on the Premises or when adjacent thereto while on malls, drives, sidewalks, streets or alleys, all in the full insurable value thereof at all times by reputable insurance companies licensed to do business in the State of Georgia. In addition, the Tenant agrees to require all contractors and subcontractors, materialmen, mechanics and/or laborers engaged in the performance of the Tenant's Work to effect and maintain and deliver to the Tenant and the Landlord certificates evidencing the existence of, prior to the commencement of the Tenant's Work and until completion thereof, the following insurance coverages.

A. Worker's Compensation Insurance - In accordance with the laws of the State of Georgia, including Employer's Liability Insurance, the limit of $1,000,000 each accident.

B. Comprehensive General Liability Insurance in the same form as the Tenant is required hereunder to carry, with minimum limits of liability of $1,000,000 Each Occurrence; $2,000,000 General Aggregate Limit and $2,000,000 Products - Completed Operations Aggregate Limit, or in such greater reasonable amounts and/or such other reasonable types or categories of insurance as the Landlord may hereafter from time to time advise the Tenant in writing.

C. Business Automobile Liability, including "non-owned and hired" automobiles, with a combined single limit of $1,000,000.

Prior to the commencement of the Tenant's Work, the Tenant shall deliver to the Landlord certificates of all required insurance (and certificates of renewal, where appropriate). All such insurance shall provide, and certificates thereof shall state, that the same is non-cancelable and non-amendable without thirty (30) days' prior written notice to the Landlord.

The interest of the Landlord in the Premises and/or the Property shall not be subject to liens for any improvements made by or on behalf of the Tenant. Tenant agrees to notify in writing each of its contractors performing work in the Premises of the foregoing and provide Landlord a copy of each such written communication.

CONTRACTOR WORK RULES

1. Working hours shall be between the hours of 7 AM and 6 PM Monday thru Friday.

2. Proper supervision shall be provided at all times.

3. All workers shall display a contractor's badge, issued by the property manager, at all times.

4. Noisy operations shall begin no earlier than 9 AM or as directed by the property manager. Such operations shall be suspended immediately if directed by the property manager.

5. Workers shall conduct themselves as gentlemen and ladies at all times while working on the property. Horseplay or disrespectful behavior will be grounds for dismissal from the premises.

6. No loud radios are allowed at any time. No unnecessary loud talking is allowed.

7. The work space shall be kept clean and swept on a daily basis.

8. Trash containers for food waste shall be provided by the contractor and emptied every evening.

9. Fire watch shall be provided during and for at least one hour after all burning, cutting, welding, soldering and brazing operations.

10. A fire watch inspection shall be made one hour after the completion of the work day when any operations noted in 6 above have taken place.

11. Fire extinguishers shall be placed within 10 feet of any of the operations noted in 6 above.

12. Fire alarm devices within the construction area shall be protected and de-activated during the work day and re-activated after the work day is over.

13. Sprinkler lines and heads (as required) within the construction area shall be protected and de-activated during the work day and re-activated after the work day is over.

14. Security measures separating the construction area from the occupied area shall be maintained and only breached with the permission of the property manager.

15. Temporary security measures must be provided as necessary to prevent unlawful entry.

16. Temporary waterproofing shall be provided to protect installed or stored materials.

17. Pest control shall be provided by the contractor as needed.

18. Any required interruptions of services such as water and electric shall be coordinated with the property manager. Such interruptions shall be performed at off hours if required by the property manager.

19. Activities or operations which will be potentially disruptive to the building or occupants shall be discussed, in advance, with the property manager.

20. Access to other parts of the building outside the work area must be arranged, in advance, with the property manager.

21. Contractors' 24 hour emergency contact numbers shall be provided to the property manager.

22. Contractors shall provide and service toilet facilities for their workmen.

IV. STRUCTURAL DRILLING

The Premises has a post tension concrete structural system. As such, drilling to a depth of greater than ½ inch into the Premises' concrete structural slabs, beams or columns could cause serious damage to the structure of the Premises. Accordingly, said drilling (i.e., for anchors) is strictly prohibited unless the area of structure is first x-

rayed by a licensed technician at Tenant's expense to locate structural tendons. Once structural tendons are located, Tenant and its contractors shall take care not to damage. Tenant shall coordinate and schedule any such x-raying work with Landlord and Centennial Park West Condominium Association at least 48 hours in advance of x-raying.

V. TENANTS CONTRACTORS CLOSE-OUT PROCEDURES

1. One set of "as-built" CD format of files for Landlord's file.

2. One set of "as-built" final mechanical and electrical calculation forms.

3. One set of the electrical testing report, testing all wiring for shorts, grounds and insulation resistance.

A Letter of Certification by Tenant's Architect or Tenant's contractor stating that the store has been satisfactorily completed in compliance with the Landlord approved working drawings and specifications. Any deficiencies should be outlined and sent to Tenant's contractor for correction within thirty (30) days.

SCHEDULE 1
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Handbook for Landlord's and Tenant's Work

CONTRACTOR'S ACKNOWLEDGMENT

LANDLORD: LEGACY PAVILION, LLC

TENANT: ______________________

PROPERTY: ______________________

LEASE DATE: ______________________

PREMISES NUMBER: ______________________

SQUARE FOOTAGE: ______________________

1. ______________________ ("Performing Party") is a contractor, subcontractor, supplier, materialman and/or mechanic which has been employed by the Tenant to furnish materials and/or labor for the construction of improvements to the Premises located in the Property which is located in the City of Atlanta, County of Fulton, Georgia (the "Property"). If the undersigned is not the Performing Party, the undersigned further deposes and says that the undersigned is an officer or agent of said Performing Party with full authority to execute this contractor's agreement and thereby make the representations provided herein. In such case, (i) the execution below by the undersigned constitutes consent and agreement of the terms hereof, as provided herein, and (ii) the representations herein shall be deemed made by both the undersigned and the Performing Party.

2. The undersigned acknowledges that he/she is working for the Tenant and has a contract with the Tenant and not the Landlord or Legacy Property Group.

3. The undersigned acknowledges that it has received a copy of the Handbook for Landlord's and Tenant's Work.

4. The undersigned affirms, warrants and represents that a copy of this contractor's agreement has or will be provided to each subcontractor and material supplier performing work or supplying materials to the Premises and/or the Tenant.

Please acknowledge your receipt and agreement of this contractor's agreement by executing below and returning the original to the Landlord's and tenant's coordinator for the Property. Pursuant to the Handbook, Tenant may not begin its work in the Premises until a signed original of this Schedule has been received by Landlord's tenant coordinator.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this __________day of ____________________, 20__.

_______________ (Contractor)

____
Witness

By: ______________________
Name:
Its:

Contractor's Address:

____
____
____

SCHEDULE 2

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Handbook for Landlord's and Tenant's Work

DESIGN CRITERIA

EXHIBIT "F"

Rules and Regulations

Tenant shall at all times comply with a list of rules and regulations provided and mandated by Landlord and to which Landlord may modify from time to time in its sole discretion. Landlord shall provide Tenant with the rules and regulations prior to execution of this Lease Agreement. Tenant shall receive from Landlord proper written notification, as established within the Lease Agreement, of any changes to the rules and regulations forty-five (45) days prior to when such revised rules and regulations are to take effect.

Tenant expressly covenants and agrees, at all times during the Term, and at such other times as Tenant occupies the Demised Premises or any part thereof, to comply, at its own cost and expense, with the following:

1. Any handling of freight for any purpose, or deliveries to or from the Demised Premises, shall be made in a manner which is consistent with best commercial practices and only at such times, in such areas, and through such entrances and exits as are from time to time designated for such purposes by Landlord (the "Loading Area"). Any truck or machine used for handling freight or making deliveries into the Demised Premises or into the Property shall have rubber tires and side guards. There shall not be any parking or standing by delivery vehicles outside of the Loading Area or in any location that interferes with vehicular or pedestrian traffic surrounding the Property. Tenant shall complete, or cause to be completed, all deliveries, loading, unloading, and services to the Property and the Demised Premises within daily hours designated by Landlord, which may be changed from time to time, and posted within the Loading Area on Property. No hand trucks, mail carts or mailbags shall be used or carried through any public customer occupied areas.

2. All garbage and other refuse shall be kept inside the Demised Premises in an appropriate container until such time as it is properly transported by Tenant to a communal sanitation receptacle located within the Loading Area of the Property. All transportation of sanitation through communal areas and service corridors shall be done in solid containers on wheels whose specification and quality shall be approved by Landlord. All garbage shall be prepared for collection, and collected in the manner and at the times and places specified by Landlord. Oils and liquid grease shall be disposed of sensibly in proper leak free containers and dedicated collection facilities may be specifically designated by Landlord for such waste products. Tenant is required to use Landlord designated service for the removal of garbage and other refuse from the Property. Tenant shall not be obligated to pay more for such service than the prevailing competitive rates charged by reputable, independent trash removal contractors for equal service on a direct and individual basis. As furnished and billed by and through Landlord, Tenant shall pay for such service monthly as additional rent. Landlord may also provide trash compactors and ozone devices for compacting and deodorizing Tenant's trash and add the cost thereof to Common Area Maintenance Expenses. If Landlord opts not to provide such service, Tenant shall be solely responsible for contracting for the removal of all garbage and other refuse from the Demised Premises and shall pay promptly all charges therefore.

3. All trash generated by Tenant shall be placed and stored within such facility, compactor or trash containers provided by Landlord for its proper removal from the Property by service contractor. Under no circumstances shall refuse be left by Tenant in any area of the Property outside of Demised Premises other than the facilities designated by Landlord for removal from the Property by service contractor. Any excessive soiling of walls and floors by Tenant in any common area of the Property where sanitation is transported or stored outside of the Demised Premises that necessitates cleaning by Landlord, beyond customary cleaning of such common areas, shall be billed directly to Tenant if cause is determinable or added to Common Area Maintenance charges if source is unknown.

4. Tenant shall be responsible to maintain the cleanliness and upkeep of an area extending six feet (6') from the perimeter of the termination of any and all exhaust ducts that originate solely from the Demised Premises. If at any time Landlord determines, in its sole discretion, that particle matter emancipating from ducts exhausting the Demised Premises is causing unsightly, deteriorative or generally undesirable wear to the Property, corrective action, maintenance or repair may be facilitated by Landlord and billed directly to Tenant. Any corrective action by Landlord will be preceded by written notice to Tenant.

5. Tenant shall secure and protect the Demised Premises, and all property located within the Demised Premises. Tenant acknowledges and agrees that it, and not Landlord, is solely responsible for securing and protecting the Demised Premises, and all property located within the Demised Premises.

6. Tenant and its patrons shall use the plumbing within the Demised Premises and the Property only for the purpose for which it is designed. Tenant shall use the grease interceptor within the Property only for the purpose for which it is designed. Tenant shall be solely responsible for any breakage, stoppage or damage resulting from its violation of this provision, and shall pay any costs associated therewith to Landlord upon demand as additional rent.

7. Tenant must contract for and use termite and pest extermination services for the Demised Premises, and with a contractor reasonably designated by Landlord. Such extermination shall occur periodically in a commercially reasonable manner, and in no event less than quarterly. Tenant shall not be obligated to pay more for such service than the prevailing competitive rate charged by reputable, independent contractors. If Landlord does not designate such contractor, Tenant may employ a reputable contractor of its choosing, subject to Landlord's prior written consent. Tenant shall provide Landlord with a copy of independent contractor's written receipt documenting its services provided upon each visit to the demised premises.

8. Tenant shall participate in any window cleaning program that may be established by Landlord. Tenant shall not be obligated to pay more for its participation in such window cleaning program than the prevailing competitive rate charged by reputable independent window cleaning contractors for equal service on a direct and individual basis.

9. Upon request Tenant shall provide to Landlord a copy of all its permits, including the certificate of occupancy.

10. Tenant may not display or sell merchandise outside the defined exterior walls and permanent doorways of the Demised Premises, nor shall Tenant permit grocery carts, portable signs, or any other objects to be placed or stored or to remain outside of said exterior walls and doorways. If Tenant does display or sell merchandise outside of the Demised Premises, or does permit any objects to be placed or stored outside of the Demised Premises, with or without Landlord's permission, Tenant's indemnification and insurance coverage (as provided in the Lease) shall apply to such conduct and the foregoing shall not be deemed to be Landlord's consent to any such conduct by Tenant.

11. Tenant shall not install, operate or maintain in the Demised Premises, or in any other area of the Property, electrical equipment which does not bear the Underwriters Laboratories seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation.

12. Tenant shall not store, display, sell, or distribute any dangerous materials, flammable materials, explosives, or weapons in the Demised Premises, or conduct any unsafe activities therein, unless permitted pursuant to Section 1.1(k).

13. Tenant shall not affix or maintain upon the glass panes and supports of the show windows, entrance ways, doors, exterior walls or roof of the Demised Premises any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items except those which shall have first received the written approval of Landlord as to size, color, type, location, duration, copy, nature and display qualities, which shall not be unreasonably withheld. Tenant shall not affix, tape, place or maintain within the interior of the Demised Premises any paper signs, cardboard signs, advertising placards, descriptive material or other such item or items that can be seen from the common areas of the Property, except those which shall have first received the written approval of Landlord as to form, size, type, color, location, duration, copy, nature and display qualities, which shall not be unreasonably withheld. Tenant shall not install or maintain any flashing, revolving, traveling, fiber optic or other lighting deemed distractive by Landlord anywhere within or upon the Demised Premises. Landlord may, at Tenant's cost, remove any item erected in violation of this subsection. All signage shall be subject to Landlord's signage criteria attached to Exhibit "E" as Schedule "2" and incorporated herein by reference, and failure to strictly comply with the signage criteria shall be a "reasonable " basis for Landlord to withhold consent.

14. The Demised Premises shall not be used for housing, lodging or sleeping purposes.

15. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Demises Premises shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

16. Open fires of any type are hereby prohibited.

17. The listing of the aforementioned items is not intended to be exclusive, but rather to indicate part of the scope and nature of the types of rules and regulations Landlord may impose. Landlord reserves the right, in its reasonable discretion and from time to time, to amend, alter, add and subtract from these rules as provided for in the Lease. The Rules and Regulations set forth herein are intended to supplement the provisions of the Lease; in the event that any of the provisions of the Rules and Regulations conflict with the provisions of the Lease, the provisions of the Lease shall govern.

EXHIBIT "G"

Form of Guaranty

THIS GUARANTY OF LEASE (the "Guaranty") is made as of the ___ day of August, 2014 by **MARVIN WOODS, GREGORY WILSON** and **EDWARD BRIDGEMAN** ("Guarantors") to **Legacy Pavilion, LLC,** a Georgia limited liability company ("Landlord"), having an office % Legacy Property Group LLC, 300 Marietta Street, NW, Suite 304, Atlanta, GA 30313, Attn: David D. Marvin.

RECITALS

A. DIASPORA FOODS INTERNATIONAL, LLC ("Tenant"), desires to lease from Landlord, by a certain Lease (the "Lease") dated on or about the date hereof, certain retail Premises located in 250 Park Avenue West, Atlanta, Georgia 30313, and more particularly described in the Lease.

B. Landlord is unwilling to execute the Lease unless Guarantors execute this Guaranty.

Therefore, to induce Landlord to execute the Lease, Guarantors agree as follows:

1. The term "Agreement" as used herein means the Lease, as it may be modified, supplemented, extended or renewed from time to time.

2. The term "Obligations" as used herein means all obligations of Tenant (which Term, for the purposes of this Guaranty, shall include any transferee or assignee of Tenant) under the Agreement, including, but not limited to, Tenant's obligation to pay all rent and additional rent due and owing under the Agreement.

3. Guarantors hereby irrevocably and unconditionally guarantee the punctual payment, performance and fulfillment of all of the Obligations, and further agree to pay on demand any cost, claim, liability, damage or expense (including, but not limited to, attorneys' fees) which Landlord incurs relative to the enforcement of this Guaranty in the event Guarantors do not punctually pay, perform and/or fulfill all of the Obligations.

4. Guarantors hereby waive notice of nonpayment, nonperformance and nonobservance, and any notice of acceptance of this Guaranty, and any other notice to or demand upon Guarantors which Landlord might otherwise be required to give or make in connection with any matter relating to this Guaranty.

5. This Guaranty is direct and immediate and may be enforced without prior resort by Landlord to any right of dispossession or other remedies it may have under the Agreement against Tenant, any other guarantor or any other person, or against any security or collateral, and without the necessity of Landlord bringing any suit or proceedings of any nature whatsoever against Tenant, any other guarantor or any other person.

6. This Guaranty is absolute and is not conditioned in any way upon the genuineness, validity, regularity or enforceability of the Agreement or the Obligations.

7. If the Guarantors fail to pay any amount payable under this Guaranty after demand, interest of such amount (other than on any interest under this Article 7) shall accrue at the rate of eighteen percent (18%) per annum, until such amount is paid. If Landlord hires an attorney to collect and amounts owed by Guarantor, Guarantor shall pay to Landlord as reasonable attorney's fees the sum of 15% of the principal and interest then due.

8. Without notice to or further assent by Guarantors, Landlord, in its sole and absolute discretion, may at any time or times it so determines, and upon such terms and conditions as it so determines, (a) extend or modify the time, manner, place or terms of payment or performance of, or otherwise modify, amend, renew, supplement, change or waive the terms and conditions of, any of the Obligations or the Agreement, (b) in the event that any security or collateral at any time secures any other obligations, release any of such security or collateral without obtaining other security or collateral in substitution therefore, and (c) settle or compromise any of the Obligations with or discharge Tenant and/or any other guarantors or persons who may at any time be liable thereon, whether or not they are in bankruptcy, receivership, composition, dissolution, liquidation, arrangement, reorganization or adjustment, it being agreed that Guarantors shall remain bound on this Guaranty notwithstanding any act, omission, forbearance, delay, extension, modification, amendment, renewal, supplement, change or waiver by Landlord of any nature whatsoever, whether pursuant to the provisions of this Article 8 or otherwise, relating to any of the Obligations, or any security or collateral, and that none of the Obligations shall be excluded from the coverage of this Guaranty by virtue of being affected by any such act, omission, forbearance, delay, extension, modification, amendment, renewal, supplement, change or waiver.

9. Until all of the Obligations are fully paid, performed and/or fulfilled, Guarantors (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantors in compliance with the obligations of Guarantors hereunder, and (b) waive any right to enforce any remedy which Guarantors now or hereafter shall have against Tenant by reason of any payment or act of performance in compliance with the obligations of Guarantors hereunder.

10. For the purposes of this Guaranty, the Obligations shall survive the termination of the Agreement in accordance with its terms, by operation of law or by reason of an Event of Default by Tenant, whether or not the Obligations actually survive such termination, and Guarantors shall remain bound to perform their obligations under this Guaranty notwithstanding such termination.

11. Guarantors shall not set up or claim any defense, counterclaim, set off or other objection of any kind to any demand or claim, or to any action, proceeding or counterclaim at law, in equity or otherwise, made or brought at any time hereunder by Landlord. Landlord and Guarantors hereby waive trial by jury in any action proceeding, or counterclaim at law, in equity or otherwise, on or in connection with this Guaranty. Landlord and Guarantors acknowledge that this provision is a material inducement to their respective execution of the Lease and this Guaranty. Guarantors hereby specifically waive the provisions of O.C.G.A. 10-7-20, 10-7-21, 10-7-22, 10-7-24, and 10-7-25.

12. The validity of this Guaranty and Guarantors' obligations hereunder shall not be impaired, changed, released or limited in any manner whatsoever by reason of (a) the assertion or failure to assert by Landlord against Tenant of any of the rights or remedies of Landlord pursuant to the Agreement or by law, (b) any impairment, change, release or limitation of the Obligations of the Agreement or any remedy for the enforcement thereof, (c) the making of any assignment by Tenant, with or without notice to Landlord, of its interest under the Agreement (whether or not such assignment is permitted under the Agreement and whether or not it is approved by Landlord), (d) the sale or other transfer by Guarantors of any stock of Tenant or any change in ownership or control of such stock of Tenant, or (e) any impairment, change, release or limitation of Tenant's Obligations under the Agreement or otherwise by (i) the release or discharge of Tenant in any creditors' proceedings, receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment or other proceedings, (ii) any impairment, limitation or modification of the liability of Tenant or the estate of Tenant in receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment, or of any remedy for the enforcement of Tenant's liability under the Agreement, resulting from the operation of any present or future provision of the Bankruptcy Code or any other present or future statute or from the decision of any court or other tribunal, (iii) the rejection or disaffirmation of the Agreement or any Obligations thereunder in any such proceedings.

13. This Guaranty cannot be changed or terminated orally, and may be changed or terminated only by written instrument signed by Landlord and Guarantors.

14. The validity, construction and enforcement of this Guaranty shall be governed by the laws of the State of Georgia.

15. If any provision of this Guaranty or its application to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Guaranty, or the applicability of such provision to other persons or circumstances, shall not be affected thereby. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

16. All of Landlord's rights and remedies under the Agreement or under this Guaranty are distinct, separate and cumulative, and no such right or remedy therein mentioned is to be in exclusion of or a waiver of any of the others. In addition, none of the provisions of this Guaranty shall be construed to limit any other provisions or any rights which Landlord may have at law, in equity or otherwise. None of the waivers by Guarantor made in this Guaranty shall be construed to preclude or limit any others.

17. Each Guarantor acknowledges that he or she is jointly and severally liable with all other Guarantors for the payment, performance, and fulfillment of Tenant's Obligations under the Agreement and that each of them is liable for full payment to Landlord of all amounts due under this Lease.

18. This guaranty shall be deemed to have been executed in Fulton County, Georgia and the Laws of the State of Georgia shall govern the validity, performance and enforcement of this Guaranty. In the event a dispute arises concerning this Guaranty, jurisdiction and venue of said dispute shall be proper in the courts of the State of Georgia located in Fulton County, Georgia and Guarantor hereby waives all defenses related to personal jurisdiction, venue, or *forum non conveniens* in any action involving the Guaranty, brought and filed in Fulton County, Georgia. . The jurisdiction and venue consented to and agreed upon in this paragraph are not exclusive but are cumulative and in addition to the jurisdiction and venue of any other court under any applicable laws or in equity.

19. The provisions of this Guaranty shall bind and inure to the benefit of Landlord and Guarantors and their respective heirs, legal representatives, successors and assigns.

20. The recitals contained in this Guaranty are incorporated into the body of the Guaranty, as part of this Agreement, as if fully set forth herein.

21. This Guaranty may be executed by one or more individuals, and, if executed by only one individual, he or she has done so with the express understanding that there will be only one guarantor, even though this document may contain printed language suggesting that more than one person will be a guarantor.

(Remainder of Page Intentionally Left Blank.)

(Signatures on Following Page.)

Signed and sealed in this 18th day of August, 2014.

[signature]
Witness

[signature]
Notary Public

My commission expires:

[NOTARY SEAL] KATHLEEN FREEMAN NOTARY PUBLIC MY COMMISSION EXPIRES JANUARY 3, 2015 FULTON COUNTY, GEORGIA

GUARANTOR:

[signature]
MARVIN WOODS

Address: 4545 Pine Street
Smyrna GA 30080

Social Security No.: 137-66-5745

Telephone No.: 305 607-2577

Signed and sealed in this 18th day of August, 2014.

[signature]
Witness

[signature]
Notary Public

My commission expires:

[NOTARY SEAL] KATHLEEN FREEMAN NOTARY PUBLIC MY COMMISSION EXPIRES JANUARY 3, 2015 FULTON COUNTY, GEORGIA

GUARANTOR:

[signature]
GREGORY WILSON

Address: P.O. Box 383
Alpharetta GA 30009

Social Security No.: 225-78-7743

Telephone No.: (770)569-8381

Signed and sealed in this 18th day of August, 2014.

[signature]
Witness

[signature]
Notary Public

My commission expires:

[NOTARY SEAL] KATHLEEN FREEMAN NOTARY PUBLIC MY COMMISSION EXPIRES JANUARY 3, 2015 FULTON COUNTY, GEORGIA

GUARANTOR:

[signature]
EDDIE BRIDGEMAN

Address: ~~484 849~~ 4865 Will Lee Rd
Atlanta, GA 30349

Social Security No.: 428232711

Telephone No.: 404-849-4293

EXHIBIT "H"

Permitted, Restricted and Exclusive Use Provisions

1. Tenant shall not use the Premises for the sale the sale of hamburgers where (i) Tenant derives more than ten percent (10%) of its gross receipts from food sales derived from the sale of hamburgers or (i) the word "burger" or "hamburger" in the name.

2. Tenant shall not use the Premises for the operation of a sit-down, food court, or fast casual seafood restaurant. For purposes of this paragraph, a seafood restaurant means any restaurant (i) with a seafood theme (or otherwise using the name or logo of any type of seafood in its trade name or trade dress); (ii) that features or specializes in seafood (in any form or of any type); or (iii) which advertises itself as featuring or specializing in seafood in any form or of any type. For purposes of this provision, a restaurant that "features or specializes" in seafood shall mean seafood items (exclusive of sushi) shall constitute more than one third (1/3) of combined menu and feature offerings.

EXHIBIT "I"

Form SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the __ day of ______________, 201__ by and between ____________________, a ____________________, having an address at ____________________________ ("Lender"), and ____________________, a ____________________, having an address at 4480-H South Cobb Dr Se Suite 320; Smyrna GA 30080, Attn: Marvin Woods ("Tenant").

RECITALS:

A. Lender has agreed to make a loan in the approximate amount of $__________ to Landlord (defined below), which Loan will be given pursuant to the terms and conditions of a Loan Agreement between Lender and Landlord (the "Loan Agreement") and will be evidenced by a certain Promissory Note given by Landlord to Lender (the "Note") and secured by a certain mortgage, deed of trust or similar security instrument given by Landlord to Lender (the "Mortgage"), encumbering the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the "Property") (the Loan Agreement, Note, Mortgage and other documents securing the loan, the "Loan Documents");

B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated ____________, ____ between ________________, as landlord ("Landlord"), and Tenant, as tenant (the "Lease"); and

C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the other Loan Documents including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and the other Loan Documents had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant's possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding shall be made subject to all rights of Tenant under the Lease except as set forth in Section 3 below, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the "Transferee") if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord's failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been

expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord's interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender's prior written consent prior to the time the Transferee succeeded to Landlord's interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord's interest other than if pursuant to the provisions of the Lease.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Loan Documents and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Lender's Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender's prior consent, shall not be binding upon Lender.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

4480-H South Cobb Dr Se
Suite 320
Smyrna GA 30080
Attn: Marvin Woods

If to Lender: ____________________
____
____
Attn: ____________________

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The term "Lender" as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market ("Investors"). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17. Limitations on Lender's Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Documents. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the "Subsequent Landlord") have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

(Remainder of Page Intentionally Left Blank.)

(Signatures on Following Page.)

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

TENANT:

______________________,
a ______________________

By:_________________________________
Name:
Title:

Signed, sealed and delivered
in the presence of:

____
Unofficial Witness

____
Notary Public

(Notarial Seal)

LENDER:

____

By:_________________________________
Name:
Title:

Signed, sealed and delivered
in the presence of:

____
Unofficial Witness

____
Notary Public

(Notarial Seal)

The undersigned accepts and agree to
The provisions of Section 4 hereof:

LANDLORD:

_______________, a __________

By:_____________________________
Name:
Title:

EXHIBIT A

To

Subordination, Non-Disturbance and Attornment Agreement

DESCRIPTION OF PROPERTY

ALL THAT TRACT OR PARCEL OF LAND lying in or being part of Land Lot 78 of the 14th District, Fulton County, City of Atlanta, Georgia, and being more particularly described as follows:

Commencing at a p.k. nail found at the intersection of the southwesterly right-of-way of Luckie Street (70 foot right-of-way) with the northwesterly right-of-way of Foundry Street (formerly known as Tabernacle Place) (32' right-of-way); THENCE North 40 degrees 19 minutes 33 seconds West along the southwesterly right-of-way of Luckie Street for a distance of 221.44 feet to a p.k. nail found, said point being THE POINT OF BEGINNING; THENCE South 49 degrees 40 minutes 27 seconds West leaving the southwesterly right-of-way of Luckie Street for a distance of 113.00 feet to a rebar found; THENCE North 40 degrees 19 minutes 13 seconds West for a distance of 284.91 feet to a rebar found on the southeasterly right-of-way of Thurmond Street (64 foot right-of-way); THENCE continuing along the southeasterly right-of-way of Thurmond Street North 48 degrees 25 minutes 02 seconds East for a distance of 91.83 feet to a scribe found; THENCE leaving the southeasterly right-of-way of Thurmond Street along a curve to the right having a radius of 28.17 feet and an arc length of 35.05 feet, being subtended by a chord of South 80 degrees 27 minutes 09 seconds East for a distance of 32.84 feet to a point on the southwesterly right-of-way of Luckie Street; THENCE South 40 degrees 19 minutes 33 seconds East along the southwesterly right-of-way of Luckie Street for a distance of 261.87 feet to THE POINT OF BEGINNING; said property containing 32,181 square feet or 0.73878 acres more or less and being designated as Tract "B" on that certain ALTA/ACSM Land Title Survey prepared for Fidelity National Title, Colonial Bank and Centennial Park West, LLC, prepared by Post, Buckley, Schuh & Jernigan, Inc., bearing the seal and certification of R.A. Hathaway, G.R.L.S. No. 1550, dated August 8, 2000.

TOGETHER WITH all right, title and interest in and to the following:

Foundation and Construction Easement Agreement by and between Centennial Hotel Company, LLC and Legacy Investments Management, LLC, dated February 18, 1998, filed February 23, 1998, recorded in Deed Book 23961, Page 125, Fulton County, Georgia records; and

Parking Easement Agreement by and between Centennial Hotel Company, LLC and Legacy Investments Management, LLC, dated February 18, 1998, filed February 23, 1998, recorded in Deed Book 23961, Page 137, Fulton County, Georgia records, as amended by that certain First Amendment to Parking Easement Agreement dated December 28, 2000, filed January 12, 2001, and recorded in Deed Book 29869, Page 272, Fulton County, Georgia records.

EXHIBIT "J"

Form Estoppel

TENANT ESTOPPEL

________________, 201_

____
____
____

Re: ______________________________

Ladies and Gentlemen:

The undersigned certifies to, and agrees with ________________ or an affiliate thereof, together with its successors, assigns and/or designees, including without limitation, any successors and assigns with respect to any loans to be made by ________________ or an affiliate or designee thereof (collectively, "Lender"), as of the date hereof as follows:

1. It is the tenant under a lease dated ________________, ______ (collectively, with all documents listed on Exhibit A hereto, the "Lease") between ________________________, as landlord (together with its successors and assigns, "Landlord"), and the undersigned, as tenant ("Tenant"), covering approximately ______ square feet of space (the "Leased Premises") at Landlord's property located at ________________, ________________ (the "Property").

2. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as set forth on Exhibit A. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Property.

3. Tenant has accepted possession of and occupies the entire Leased Premises under the Lease. The term of the Lease commenced on ______________, ____, and expires on ______________, ____, subject to the following renewal options: ____.

4. The monthly fixed, minimum or basic rent under the Lease is $__________ and has been paid through the month of ____________. All additional rent, percentage rent, Tenant's proportionate share of real estate taxes and insurance, common area maintenance charges, contributions to any merchant's association or promotional fund and all other sums or charges due and payable under the Lease by Tenant have been paid through the month of ____________ and no such additional rents, percentage rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof.

5. The amount of the security deposit is $____________.

6. To the best of Tenant's knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease.

7. Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease.

8. All improvements required to be completed by Landlord have been completed and there are no sums due to Tenant from Landlord and no allowances from Landlord to Tenant that have not been paid.

9. Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

10. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Property. Tenant does not have any right or option for additional space in the Property.

11. No voluntary actions or, to Tenant's best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

12. Tenant has no right to terminate the Lease except, to the extent contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.

13. Tenant is not currently in discussions or negotiations (directly or indirectly) with Landlord with respect to any material modification of the Lease, including, without limitation, any reduction in the rent or the term thereof. Any material modification or amendment of the Lease including, without limitation, any reduction in the

rent or the term thereof, shall be null and void and of no force and/or effect (and, without limiting the generality of the foregoing, none of Lender, its designee and/or any purchaser at the sale mentioned in paragraph 14 below shall be bound thereby), unless and until Lender has consented to any such modification or amendment in writing.

14. If Lender or its designee succeeds to Landlord's interest in the Property or if a sale by power of sale or foreclosure occurs, Tenant shall attorn to Lender, its designee or a purchaser at such sale as its landlord.

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Tenant acknowledges that Lender will rely on this letter in making a loan or otherwise extending credit to Landlord. The information contained in this letter shall be for the benefit of Lender.

Very truly yours,

____

By:______________________________
Name:____________________________
Title:_____________________________

Attachments:
Exhibit A - List of Amendments

EXHIBIT "K"

Lease Term Declaration

[*date*]

(SENT BY FEDERAL EXPRESS)
[Tenant Name]

____
____

Re: [*identify lease*]

Dear [Tenant Name]:

This letter shall constitute the Lease Term Declaration (the "Notice") referenced in Paragraph 3.2 of the Lease Agreement dated August ___, 2014, for the Premises, Legacy Pavilion, LLC, as Landlord, and __________________________, a __________________________, as Tenant, (the "Lease"). Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed thereto in the Lease.

1. The Commencement Date is [____________].

2. The Rent Commencement Date is [______________].

3. A Lease Year shall run from January 1 through December 31.

4. The Expiration Date is [__________].

5. The initial Minimum Rent is $[**amount**], payable on the first (1st) day of every month during the Lease Term in equal monthly installments of $[**amount**] commencing on [*date*].

   From [date] to [date], the monthly Minimum Rent shall be $[amount].

   Each rent check shall be paid to Legacy Pavilion, LLC and shall be delivered to Landlord at: c/o Legacy Property Group, LLC, 300 Marietta Street, Suite 304, Atlanta, Georgia 30313.

6. [***If applicable.***] The Rent Commencement Date occurs on a day other than the first (1st) day of the calendar month, the monthly installment of Rent due for [***month in which rent commencement date falls***] will be prorated pursuant to Paragraph 2.1 of the Lease. Accordingly, the Minimum Rent due for the [***date, e.g., 15***]-day period beginning [***date***] and ending on [***date***] is $[***amount***].

7. The deadline by which Landlord must receive from Tenant the written exercise notice by Tenant of Tenant's option to renew, if any, pursuant to Section 3.3 of the Lease is [*date*].

LANDLORD:

LEGACY PAVILION, LLC, a Georgia limited liability company

By:__________________________
Title:_________________________

TENANT:

_____________________________,
a ____________________________

By: ______________________________
Print Name:_________________________
Its:_______________________________

EXHIBIT "L"

FF&E

1. True brand double-door reach-in refrigeration with glass (serial 1-4594303)
2. True brand double-door reach-in refrigeration (serial 1-4697853)
3. 3 True brand double-door coolers with glass front
   (serial 1-4721835. 6504283, 6505645)
4. True brand refrigerated prep table – small (serial 1-4833845)
5. 2 True brand refrigerated prep table – large (serial 1-4883913, 1-3893274)
6. True brand bar cooler (serial 1-4737244)
7. True brand small cooler (serial 1-4502692)
8. Groen tilt skillet (serial 372467-1)
9. Imperial double oven
10. Imperial convection oven
11. Ice cream cart
12. Globe stainless mixer
13. 3 back bar ice bins
14. Flattop griddle
15. Chef base
16. 6 stainless prep tables (size 4x4, 4x5, 3x4, 3x5, 3x5, and 3x6 feet)
17. 4 audio control devices
18. Safe
19. 12 dishwashing racks
20. 2 stainless wire racks
21. 11 green wire racks
22. Stainless transport cart
23. Furniture
    a. 4 leatherette side chairs
    b. 2 side tables
    c. Wooden POS station
    d. Round foyer table
    e. Wooden bookcase
    f. Wooden backbar beverage service station
    g. 14 outdoor metal patio tables
    h. 36 outdoor metal patio chairs
    i. 26 wooden barstools
    j. 18 four-top dining tables
    k. 24 two-top dining tables
    l. 4 high top round tables
    m. 2 low top round tables
    n. 76 dining chairs
    o. Wooden high chair
24. Service items
    a. 98 water glasses
    b. 5 coffee pots
    c. 12 teapots
    d. 125+ forks
    e. 125+ spoons
    f. 125+ knives
    g. 3 stainless serving trays
25. Cookware
    a. 85 stainless cooking trays
    b. 10 plastic cooking trays
    c. 30 stainless metal cooking pans
    d. 12 plastic measuring bins
    e. 30 stainless prep bowls
    f. 70 plastic prep bins
    g. 55 metal prep bins
    h. 26 large metal cooking trays
    i. 10 steel pots
    j. 14 ladles
    k. 2 tongs
    l. 10 strainers
    m. 2 small pots
    n. 5 fryer accessories
    o. Various other smallwares such as measuring cups and graters

EXHIBIT "M"

Tenant's Menu

[see attached]

ASANTE

Low Country Shrimp N Grits, Circuit Hash 11
Cashew Cheese Heirloom Tomatoes Molho de Pimenta Malgueta 9
Black Pepper Coated Crispy Okra, Spicy Matinees Verde 7
Pigeon Pea Cakes, Arugula Salad, Pickled Mango Relish 8
Maryland Style Jumbo Lump Crab Cake w/ Champagne Mango Nage16
Chefs Marvin's Signature Hushpuppies House BBQ
Shrimp ~Salmon ~ Filet Mignon ~ Lobster (when available) P/A

SALADS

Chop Salad 9
Local Mix Greens Smoked Shallot Honey Mustard Dressing 8
Dinosaur kale Grilled Fig Soften Goat Cheese Spice Pecans 10
Napa Cabbage Salad Sunflower Chile Sauce 8
Wilted Kale Corn Bread Croutons Anderson Farms Apple wood Bacon Dressing and Crumbled Feta 12
Shrimp Salad & Raw Slaw 13

COASTAL SPECIALTIES

Coconut Saffron Seafood Martini 12
Curry Goat 10
Escabeche10

BIG COASTAL SPECIALITIES

Mozambique Queen Prawns 19
Mozambique King Prawns 24
Sancocho (oxtail) 22

ENTREE

Creole Braised Kingfish Carolina Gold Speckled Rice 19
Chicken and Dumplings Wilted Kale 15

Benne Seed Trout Sofrito Beans Rice Pilau 19
Puerto Rican Dark Rum Lacquered Grilled Atlantic Salmon Fennel Cauliflower Mash 18
Half Bell n Evans Organic Crispy Buttermilk Soaked Chicken, Mac n Cheese Soufflé, Baby Green Beans 17
Adobo Crusted Rib eye Steak, Garlic Yucca Mash Red Wine Reduction 21
Single Smothered Pork Chop Carolina Gold Rice Sofrito Beans 19

SHARE PLATES

SEAFOOD ~ CARNIVORE ~ VEGETARIAN ~ UNIVERSAL

Sides 4

Sofrito Red Beans ~ Cashew Creamed Spinach ~ Callaloo~Grilled Asparagus ~Carolina Gold Rice
Braised Collards (regular or vegetarian)~ RAW Slaw ~ Braised Cabbage ~ Corn Pudding
Macaroni n Cheese ~ Braised Sweet Carrots ~Tostones ~ Grain of the Day

ALL DESSERTS ARE $6 - 9

Pecan Brownie
Upside-Down Apple Cake
Warm Summer Blackberry Pie ~ Sorghum & Rum House made Ice Cream
Banana Bread Pudding ~ Banana Walnut Praline Ice Cream ~
Dark Chocolate Flourless Chocolate Cake
Sweet Potato Crème Brulee Toasted Almonds ~
7 Layer Carrot Cake Buttermilk Cream Cheese Icing
Peanut Butter Ice Cream & Hot Fudge

House made Ice Cream & Sorbet

Vanilla ~ Chocolate ~ Banana ~Strawberries
"Brown Cow": Vanilla Ice Cream & Coca Cola
"Root Beer": Ginger Ice Cream and Bart's Root

EXHIBIT "N"

Storage Area

